UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material under §240.14a-12

Plug Power Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Letter From Our Chief Executive Officer

July 9, 2021

Dear Fellow Stockholder:

Plug Power is an established leader within the hydrogen economy, serving high growth markets like supply chain and logistics, on-road electric vehicles, and stationary power through the deployment of fuel cell systems as well as the building and operating of hydrogen infrastructure—from the production of hydrogen to the development of fueling stations and everything in between. Plug Power’s dynamic work in 2020 has laid the building blocks to position our company to become an industry leader in the $10 trillion hydrogen economy. This work includes:

1.  Establishing the foundation to be a major player in the green hydrogen economy by executing strategic acquisitions to accelerate vertical integration in green hydrogen production.

2.  Driving adoption in core, on-road and stationary power markets.

3.  Investing in capabilities to expand industry and geographic footprints through joint ventures and partnerships with industry leaders, including Renault and SK Group.

4.  Growing a strong balance sheet.

2020 marked a record year in gross billings with $331.8 million for the full year reflecting our company’s strong value proposition in the growing hydrogen industry. The market rewarded us for these achievements as our share price increased 973% in 2020, compared to a 16% return for the S&P 500 Index.

We continue to reaffirm our recently raised 2021 gross billings guidance of $475 million, up from $450 million. Plug Power remains focused on, and is continuing to execute against, our four top priorities:

1.  Accelerate expansion in green hydrogen generation business.

2.  Successfully launch joint ventures with Renault and SK Group providing a global footprint.

3.  Continue to expand via partnerships, joint ventures and acquisitions in the hydrogen ecosystem.

4.  Expand customer relationships across all businesses to achieve $750 million in gross billings in 2022.

I’d be remiss if I did not mention COVID-19, the largest global impactor to our company, employees and communities since early 2020. More than any prior year, 2020 showed the importance of how a company handles employee health and welfare given the dynamics of COVID-19. Amid the global changes brought upon by the virus, Plug Power was deemed an essential business due to our role within the global food supply chain in March 2020. Plug Power products move approximately 30% of the retail food and groceries through the United States, an increase from 25%, as a result of support provided during the COVID-19 crisis.

We are providing you this proxy statement to enable you to give us your input by voting. We hope that you will attend our 2021 Annual Meeting of Stockholders which is scheduled to be held on July 30, 2020. Details of the business to be conducted at the meeting are set forth in the accompanying proxy statement. In the event that you are unable to attend, we urge you to vote by mail, phone or Internet, as described in the accompanying proxy statement.

Thank you for your continued support of our company.

Regards,

Andrew J. Marsh

PLUG POWER INC.

968 Albany Shaker Road

Latham, New York 12110

July 9, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Plug Power Inc., a Delaware corporation (“Plug Power”). In light of the COVID-19 pandemic, the meeting is scheduled to be held via live audio webcast at www.virtualshareholdermeeting.com/PLUG2021, July 30, 2021, at 10:00 a.m., Eastern Time. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions online during the virtual meeting. You will need the 16-digit control number, which is located on your proxy card, to attend the Annual Meeting. Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Proxy Statement.

The Proxy Statement, with the accompanying formal notice of the meeting, describes the matters expected to be acted upon at the Annual Meeting as well as information on how you can vote your shares and submit questions at the Annual Meeting. Only holders of record of Plug Power’s common stock at the close of business on June 16, 2021 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Your vote is important. Your proxy or voting instruction card includes specific information regarding the several ways to vote your shares. We encourage you to vote as soon as possible, even if you plan to attend the Annual Meeting online. You may vote over the internet, by telephone or by mail. By submitting your proxy materials, you will save the Company the expense of further proxy solicitation. Please note that all votes cast by telephone or on the Internet must be cast prior to 11:59 p.m., Eastern Time, on July 29, 2021.

If you have any questions, please contact Mackenzie Partners, Inc., which is assisting with the solicitation, toll-free at (800) 322-2885 or at proxy@mackenziepartners.com.

We hope that you will join us on July 30, 2021. Your investment and continued support of Plug Power are very much appreciated.

Sincerely,

Andrew J. Marsh

President and Chief Executive Officer

PLUG POWER INC.

968 Albany Shaker Road

Latham, New York 12110

(518) 782-7700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 30, 2021

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Plug Power Inc., a Delaware corporation (the “Company”), will be held on July 30, 2021, via the Internet at www.virtualshareholdermeeeting.com/PLUG2021, at 10:00 a.m. Eastern Time, for the purpose of considering and voting upon:

1.

The election of three (3) Class I Directors, each to hold office until the Company’s 2024 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal;

2.

The approval of the Fifth Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock from 750,000,000 shares to 1,500,000,000 shares as described in the accompanying proxy statement;

3.	The approval of the Plug Power Inc. 2021 Stock Option and Incentive Plan as described in the accompanying proxy statement;

4.	The approval of the non-binding advisory resolution regarding the compensation of the Company’s named executive officers as described in the accompanying proxy statement;

5.	The ratification of KPMG LLP as the Company’s independent registered public accounting firm for 2021; and

6.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

In light of the COVID-19 pandemic, this year’s Annual Meeting will be held in a virtual-only meeting format. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person.

The Board of Directors has fixed the close of business on June 16, 2021 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company’s common stock at the close of business on such record date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholders, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the principal executive offices of the Company at 968 Albany Shaker Road, Latham, New York 12110. The stockholder list will also be available during the Annual Meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

Whether or not you expect to attend the Annual Meeting online, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. Your vote is important regardless of the number of shares you own.

If your shares are registered in your name, you may vote your shares on the Internet by visiting www.proxyvote.com, by telephone by calling 1-800-690-6903 and following the recorded instructions or by completing, signing, dating, and returning a proxy card. If you mail your proxy card or vote by telephone or the Internet and then decide to vote your shares online during the Annual Meeting, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If your shares are held in the name of a broker, bank or other nominee, and you receive notice of the Annual Meeting through your broker or through another intermediary, please vote or complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on July 30, 2021:

This Notice of Annual Meeting of Stockholders, the Proxy Statement and the 2020 Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxyvote.com.

By Order of the Board of Directors

Gerard L. Conway, Jr.

Corporate Secretary

Latham, New York

July 9, 2021

968 Albany Shaker Road

Latham, New York 12110

(518) 782-7700

PROXY STATEMENT

2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 30, 2021

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Plug Power Inc. (“we,” “us,” “our,” “Plug Power” or the “Company”) for use at the 2021 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held via the Internet at www.virtualshareholdermeeting.com/PLUG2021, on July 30, 2021, at 10:00 a.m. Eastern Time, and any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy are first being made available to our stockholders on or about July 9, 2021. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING,

THE PROXY MATERIALS, AND VOTING YOUR SHARES

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is for our stockholders to consider and vote upon the following matters:

1.

The election of three (3) Class I Directors, each to hold office until the Company’s 2024 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal;

2.

The approval of the Fifth Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock from 750,000,000 shares to 1,500,000,000 shares as described in the accompanying proxy statement;

3.	The approval of the Plug Power Inc. 2021 Stock Option and Incentive Plan as described in the accompanying proxy statement;

4.	The approval of the non-binding advisory resolution regarding the compensation of the Company’s named executive officers as described in the accompanying proxy statement;

5.	The ratification of KPMG LLP as the Company’s independent registered public accounting firm for 2021; and

6.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Why is the 2021 Annual Meeting a virtual, online meeting?

In light of the COVID-19 pandemic, our Annual Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. In light of the public health and safety concerns related to the COVID-19 outbreak, we believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to safely participate from any location around the world. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

How can I attend the Annual Meeting?

We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/PLUG2021. The webcast will start at 10:00 a.m., Eastern Time, on July 30, 2021. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your proxy card. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on June 16, 2021 (the “Record Date”). The Record Date was established by the Board of Directors as required by Delaware law. On the Record Date, 568,317,504 shares of common stock, par value $0.01 per share (the “Common Stock”), were issued and outstanding and entitled to vote at the Annual Meeting. As of the record date, there were approximately 811 holders of record of the Common Stock. However, management believes that a significant number of shares of Common Stock are held by brokers, banks or other nominees and that the number of stockholders beneficially holding our Common Stock in “street name” exceeds 703,000.

Who is entitled to vote at the Annual Meeting?

Only holders of record of the Common Stock at the close of business on the Record Date may vote at the Annual Meeting or any adjournment or postponement thereof.

Can I access the Notice of Annual Meeting of Stockholders, this Proxy Statement and the 2021 Annual Report on 10-K on the Internet?

Yes, these materials are available on our website and can be accessed at www.proxyvote.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this Proxy Statement or any other report or document we file with or furnish to the Securities and Exchange Commission (the “SEC”).

How many votes do I have?

Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter to be voted upon.

What is the required quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. For purposes of determining whether a quorum exists, shares are counted as present at the Annual Meeting if a shareholder entitled to vote is present at the virtual meeting, or has submitted a properly signed proxy in writing, or by voting over the Internet or by telephone. We also count abstentions and broker non-votes as present for purposes of determining a quorum. If a quorum is not present or represented at the Annual Meeting, the chairman of the meeting or the shareholders entitled to vote thereat, present in person or represented, may adjourn the Annual Meeting from time to time without notice other than announcement at the meeting until a quorum is present or represented.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Broadridge Corporate Issuer Solutions, Inc., our transfer agent, you are considered the stockholder of record with respect to those shares. The Notice of the

Annual Meeting has been sent directly to you by us. If your shares are held through one or more brokers, banks or other nominees, such broker, bank or nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name”. You will receive the Notice of the Annual Meeting, this Proxy Statement and the voting instruction card from the third party or parties through which you hold our shares. As the beneficial owner, you have the right to direct your nominee on how to vote your shares. You will receive instructions from your nominee explaining how you can vote your shares and whether they permit Internet or telephone voting. Follow the instructions from your nominee included with these proxy materials, or contact your nominee to request a proxy form. We encourage you to provide voting instructions to your nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions.

What is a broker non-vote?

Under New York Stock Exchange (“NYSE”) rules, if you hold shares through a bank, broker or other institution and you do not timely provide voting instructions to them before the Annual Meeting, that firm has the discretion to vote your shares only on proposals that are routine as determined by the NYSE. Such firm will not have the discretion to vote your shares on proposals that are non-routine as determined by the NYSE. Broker non-votes occur when shares represented at the Annual Meeting held by a broker are not voted on a matter because the broker has not received voting instructions from the beneficial owner or person entitled to vote such shares and either the broker does not have discretionary voting authority on the matter or the broker chooses not to vote on a matter for which it has discretionary voting authority.

How will my shares be voted if I am a stockholder of record?

Your proxy will be voted according to your instructions. If you are a stockholder of record and do not vote via the Internet or telephone or by returning a signed proxy card, your shares will not be voted unless you attend the Annual Meeting online and vote your shares. If you vote via the Internet or telephone and do not specify contrary voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors. Similarly, if you sign and submit your proxy card with no instructions, your shares will be voted in accordance with the recommendations of our Board of Directors.

How do I vote my shares?

Your vote is very important to us. If you are a stockholder of record, you can vote your shares in one of the methods explained below:

•

By Telephone—All record holders can vote by touchtone telephone (within the United States, U.S. territories and Canada, there is no charge for the call) using the 1-800-690-6903 telephone number on the proxy card, using the procedures and instructions described on the proxy card.

•

Via the Internet Prior to the Annual Meeting—All record holders can transmit their proxy via the Internet prior to the Annual Meeting by following the instructions provided in the proxy card. If you vote over the Internet prior to the Annual Meeting, you will need to have your voter control number printed on the proxy card to access the website. The website is available at www.proxyvote.com.

•

Via the Internet During the Annual Meeting—All record holders can vote your shares online while virtually attending the Annual Meeting by following the instructions described at www.virtualshareholdermeeting.com/PLUG2021. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.

•	By Mail—All record holders can vote by mailing your proxy card as described in the proxy materials.

Stockholders that own stock in “street name” must demonstrate proof of beneficial ownership to virtually attend the meeting and must obtain a legal proxy from their bank, broker or other nominee to vote at the meeting.

Your bank, broker or other nominee will provide you with instructions that you must follow to have your shares voted.

The Board of Directors has appointed Andrew J. Marsh, President and Chief Executive Officer, and Gerard L. Conway, Jr., General Counsel, Corporate Secretary and Senior Vice President, to serve as the proxies for the Annual Meeting.

If you complete all of the proxy card except one or more of the voting instructions, then the designated proxies will vote your shares as to which you provide no voting instructions in the manner described under “What if I do not specify how I want my shares voted?” below. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the Annual Meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” and complete the voting instruction card provided by your broker, bank or other nominee except with respect to one or more of the voting instructions, then your broker may be able to vote your shares with respect to the proposal as to which you provide no voting instructions. See “What is a broker non-vote?” above.

Even if you plan to attend the Annual Meeting online, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will be voted as directed by you. Telephone and Internet voting for stockholders of record will be available up until 11:59 p.m. Eastern Time on July 29, 2021, and mailed proxy cards must be received by 11:59 p.m. Eastern time on July 29, 2021 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

What are my choices when voting?

With respect to Proposal 1, votes may be cast in favor of or withheld from the nominee. With respect to Proposals 2, 3, 4 and 5, stockholders may vote for the proposal, against the proposal, or abstain from voting on the proposal.

What are the Board of Directors’ recommendations on how I should vote my shares?

The Board of Directors unanimously recommends that you vote your shares as follows:

Proposal 1 – FOR the election of each of the three nominees of the Board of Directors as a Class I Director of the Company, each to hold office until the Company’s 2024 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal;

Proposal 2 – FOR the approval of the Fifth Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company;

Proposal 3 – FOR the approval of the Plug Power Inc. 2021 Stock Option and Incentive Plan;

Proposal 4 – FOR the approval of the non-binding advisory resolution regarding the compensation of the Company’s named executive officers; and

Proposal 5 – FOR the ratification of KPMG LLP as the Company’s independent auditors for 2021.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the designated proxies will vote your shares for each proposal as to which you provide no voting instructions, in the following manner:

Proposal 1 – FOR the election of each of the three nominees of the Board of Directors as a Class I Director of the Company, each to hold office until the Company’s 2024 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal;

Proposal 2 – FOR the approval of the Fifth Certificate of amendment of the Amended and Restated Certificate of Incorporation of the Company;

Proposal 3 – FOR the approval of the Plug Power Inc. 2021 Stock Option and Incentive Plan;

Proposal 4 – FOR the approval of the non-binding advisory resolution regarding the compensation of the Company’s named executive officers; and

Proposal 5 – FOR the ratification of KPMG LLP as the Company’s independent auditors for 2021.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee may be able to vote those shares. See “What is a broker non-vote?” above.

Can I change my vote or revoke my proxy?

Yes. If you are a record holder, you may revoke your proxy at any time before it is voted on any matter at the Annual Meeting by any of the following means:

•	Voting online by telephone or over the Internet as descried in the “How do I vote my shares” section above;

•

If you complete a new valid proxy bearing a later date and return it by mail or transmit it using the telephone or Internet voting procedures prior to the Annual Meeting described in the “How do I vote my shares” section above; and

•

Giving written notice of revocation to the Company addressed to the Corporate Secretary, at the Company’s address above, which notice must be received before 11:59 p.m., Eastern Time, on July 29, 2021.

Virtually attending the Annual Meeting, without voting online during the Annual Meeting, will not revoke your prior Internet vote, telephone vote or proxy submitted by mail, as the case may be.

If you are a “street name” holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions. Please contact your bank, broker, or other nominee and follow its directions to change your vote.

What vote is required to approve each proposal?

For Proposal 1 (election of directors), a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to elect a nominee as a director of the Company. For Proposal 2 (approval of the Fifth Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company), the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock is required for approval. For Proposal 3 (approval of the Plug Power Inc. 2021 Stock Option and Incentive Plan), Proposal 4 (approval of a non-binding, advisory resolution regarding the compensation of the Company’s named executive officers) and Proposal 5 (ratification of the independent auditors), the affirmative vote of a majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes, if any, are included in the determination of the number of shares present at the virtual Annual Meeting for determining a quorum at the meeting. For Proposal 1, abstentions and broker non-votes will have no effect in determining the outcome of the election of directors. For Proposal 2, abstentions and broker non-votes will be treated as votes cast against such proposal. For Proposals 3, 4 and 5, abstentions will be treated as votes cast against such proposal, while broker non-votes will have no effect on the vote for such proposal.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board of Directors is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Common Stock and collecting voting instructions. We may use our officers and employees to ask for proxies. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of $15,000 plus reimbursement of expenses. The fees of MacKenzie Partners, Inc. as well as the reimbursement of expenses of MacKenzie Partners, Inc. will be borne by us.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, our officers and employees, as well as MacKenzie Partners, Inc., may solicit the return of proxies, either by mail, telephone, fax, e-mail or through personal contact. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the Common Stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of Common Stock.

Where can I find voting results?

The Company expects to publish the voting results in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the Annual Meeting.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send only one notice or proxy statement to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate notice or proxy statement in the future, he or she may contact Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110, Attn: Investor Relations or call the Company at (518) 782-7700 and ask for Investor Relations. Eligible stockholders of record receiving multiple copies of our notice or proxy statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the notice or proxy statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Investor Relations at the address or phone number set forth above.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of the notice for the Annual Meeting or this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a Notice of the Annual Meeting for shares held in your name and a notice or voting instruction card for shares held in “street name.” Please follow the directions provided in the notice for the Annual Meeting and each additional notice or voting instruction card you receive to ensure that all your shares are voted.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. Please feel free to contact the firm assisting us in the solicitation of proxies, MacKenzie Partners, Inc., if you have any questions or need assistance in voting your shares. Banks and brokers may call MacKenzie Partners, Inc. at (212) 929-5500. Shareholders may contact MacKenzie Partners, Inc. toll-free at (800) 322-2885 or at PROXY@MACKENZIEPARTNERS.COM.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

At the Annual Meeting, three Class I Directors will be elected, each to serve until the Annual Meeting of Stockholders in 2024 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal. The Board of Directors has nominated each of Andrew J. Marsh, Gary K. Willis, and Maureen O. Helmer for re-election as a Class I Director. Shares represented by each properly executed proxy will be voted for the re-election of Andrew J. Marsh, Gary K. Willis, and Maureen O. Helmer as directors, unless contrary instructions are set forth on such proxy. Each nominee has agreed to stand for re-election and to serve, if elected, as a director. However, if any nominee fails to stand for re-election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

Vote Required for Approval

A quorum being present, a plurality of the votes cast by the holders of the shares present or represented by proxy is required to elect a nominee as a director of the Company. You may vote “FOR” all nominees, “WITHHOLD” for all nominees, or “WITHHOLD” for any nominee(s) by specifying the name of the nominee(s) on your proxy card. Votes that are withheld will be excluded entirely from the vote and will have no effect on the vote. Abstentions and broker non-votes will also have no effect on the outcome of the election of directors.

Recommendation of the Board

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES OF THE BOARD OF DIRECTORS AS A CLASS I DIRECTOR OF THE COMPANY.

INFORMATION ABOUT OUR DIRECTORS

The number of directors of the Company is presently fixed at ten (10), and the Board of Directors currently consists of ten (10) members. The Board of Directors is divided into three classes, with three (3) directors in Class I, three (3) directors in Class II, and four (4) directors in Class III. Directors in Classes I, II and III serve for three-year terms with one class of directors being elected by the Company’s stockholders at each Annual Meeting of Stockholders.

The Board of Directors has nominated Andrew J. Marsh, Gary K. Willis, and Maureen O. Helmer for re-election as Class I Directors.

Set forth below is certain information regarding the directors of the Company as of June 30, 2021. The biographies of each of the directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and information regarding the experiences, qualifications, attributes or skills that caused the Corporate Governance and Nominating Committee and the Board to determine that the person should serve as a director.

Class I Directors

Andrew J. Marsh
Age: 65 Director since 2008 Board Committee: None

Andrew J. Marsh joined the Company as President and Chief Executive Officer in April 2008 and has been our director since 2008. As President and Chief Executive Officer, Mr. Marsh plans and directs all aspects of the organization’s policies and objectives, and is focused on building a company that leverages Plug Power’s combination of technological expertise, talented people and focus on sales growth to continue the Company’s leadership stance in the future alternative energy economy. Mr. Marsh continues to spearhead hydrogen fuel cell innovations, and his ability to drive revenue growth landed Plug Power on Deloitte’s Technology Fast 500TM list in 2015 and 2016.

Class I Director: Continuing in office until the 2021 Annual Meeting

Previously, Mr. Marsh was a co-founder of Valere Power, where he served as chief executive officer and board member from the company’s inception in 2001, through its sale to Eltek ASA in 2007. Under his leadership, Valere grew into a profitable global operation with over 200 employees and $90 million in revenue derived from the sale of DC power products to the telecommunications sector. During Mr. Marsh’s tenure, Valere Power received many awards such as the Tech Titan award as the fastest growing technology company in the Dallas Fort Worth area and the Red Herring Top 100 Innovator Award. Prior to founding Valere, he spent almost 18 years with Lucent Bell Laboratories in a variety of sales and technical management positions.

Mr. Marsh is a prominent voice leading the hydrogen and fuel cell industry. Nationally, he is the Chairman of the Fuel Cell and Hydrogen Energy Association, and is a member of the Hydrogen and Fuel Cell Tactical Advisory Committee (“HTAC”). HTAC has the important responsibility to provide advice to the Department of Energy regarding its hydrogen and fuel cell program goals, strategies, and activities. Internationally, Mr. Marsh represents Plug Power in their role as supporting members of the Hydrogen Council, a global initiative of leading energy, transport and industry companies with a united vision and long-term ambition for hydrogen to foster the energy transition. Mr. Marsh holds an MSEE from Duke University and an MBA from SMU.

We believe Mr. Marsh’s qualifications to sit on our Board include his extensive experience with the alternative energy industry, as well as his experience in management positions.

Gary K. Willis
Age: 75 Director since 2003 Board Committees: Audit and Compensation Class I Director: Continuing in office until the 2021 Annual Meeting

Gary K. Willis has been a director of the Company since 2003. Mr. Willis previously served as the President of the Zygo Corporation (“Zygo”) from February 1992 to 1999 and the Chief Executive Officer from 1993 to 1999. Mr. Willis served as a director of Zygo from 1992 to November 2000, including as Chairman of the Board from 1998 to 2000. Zygo, which was acquired in 2014 by Ametek, Inc., was a provider of metrology, optics, optical assembly, and systems solutions to the semiconductor, optical manufacturing, and industrial/automotive markets. Prior to joining Zygo, Mr. Willis served as the President and Chief Executive Officer of The Foxboro Company, a manufacturer of process control instruments and systems. Mr. Willis holds a Bachelor of Science degree in Mechanical Engineering from Worcester Polytechnic Institute.

We believe Mr. Willis’ qualifications to sit on our Board include his extensive experience in management and director positions with similar companies, as well as his educational background in mechanical engineering.

Maureen O. Helmer
Age: 64 Director since 2004 Board Committees: Audit and Corporate Governance and Nominating Class I Director: Continuing in office until the 2021 Annual Meeting

Maureen O. Helmer has been a director of the Company since 2004. Ms. Helmer is currently a member of the law firm Barclay Damon, LLP and is a senior member of the firm’s energy and telecommunications Regulatory Practice Area. Prior to joining Barclay Damon, LLP, Ms. Helmer was a member of Green & Seifter Attorneys, PLLC. From 2003 through 2006, she practiced as a partner in the law firm of Couch White, LLP and then as a solo practitioner. Ms. Helmer has advised international energy, telecommunications and industrial companies on policy and government affairs issues. In addition to serving as Chair of the New York State Public Service Commission (“PSC”) from 1998 to 2003, Ms. Helmer also served as Chair of the New York State Board on Electric Generation Siting and the Environment. Prior to her appointment as Chair, Ms. Helmer served as Commissioner of the PSC from 1997 until 1998 and was General Counsel to PSC from 1995 through 1997. From 1984 through 1995, Ms. Helmer held several positions in the New York Legislature, including Counsel to the Senate Energy Committee. She also served as a board member of the New York State Energy Research and Development Authority, the New York State Environmental Board and the New York State Disaster Preparedness Commission during her tenure as Chair of the PSC. In addition, she was Vice Chair of the Electricity Committee of the National Association of Regulatory Utility Commissioners and a member of the NARUC Board of Directors. She was also appointed to serve as a member of the New York State Cyber-Security Task Force. She formerly served as a board member of the Center for Internet Security, the Center for Economic Growth, and New York Women in Communications and Energy. Ms. Helmer earned her Bachelor of Science from the State University at Albany and her Juris Doctorate from the University of Buffalo law school. She is admitted to practice law in New York.

We believe Ms. Helmer’s qualifications to sit on our Board include her long history of experience with energy regulation, policy and government affairs and advising energy and industrial companies.

Class II Directors

George C. McNamee
Chairman Age: 74 Director since 1997 Board Committee: Compensation Class II Director: Continuing in office until the 2022 Annual Meeting

George C. McNamee serves as Chairman of the Company’s Board of Directors and has served as such since 1997. He was previously Chairman of First Albany Companies Inc. (now GLCH) and a Managing Partner of FA Tech Ventures, an information and energy technology venture capital firm. As an executive and director of numerous companies, Mr. McNamee has navigated technological change, rapid- growth, crisis management, team building and strategy. As a public company director, Mr. McNamee has led board special committees, chaired audit committees, chaired three boards and has been an active lead director. Mr. McNamee has previously served on several public company boards, including the boards of Mechanical Technology Inc. and the Home Shopping Network. He has been an early stage investor, director and mentor for private companies that subsequently went public including MapInfo (now Pitney Bowes), META Group (now Gartner Group) and iRobot Corporation, where he served as a director from 1999 to 2016 and as lead director for the last 11 of those years. In 2011, Mr. McNamee was the first history major awarded the Yale Science and Engineering Association Distinguished Service Award. He served as a NYSE director from 1999 to 2004 and chaired its foundation. In the aftermath of the 1987 stock market crash, he chaired the Group of Thirty Committee to reform the Clearance and Settlement System. Mr. McNamee has been active as a director or trustee of civic organizations including The Albany Academies and Albany Medical Center, whose Finance Committee he chaired for 12 years. He is also a director of several private companies, a Sterling Fellow of Yale University and a Trustee of The American Friends of Eton College. He conceived and co-authored a book on the Chicago Conspiracy Trial. He received his Bachelor of Arts degree from Yale University.

We believe Mr. McNamee’s qualifications to sit on our Board include his experience serving on technology company boards, his background in investment banking, which has given him broad exposure to many financing and merger and acquisition issues, and experience with the financial sector and its regulatory bodies.

Johannes M. Roth
Age: 42 Director since 2013 Board Committees: Compensation and Corporate Governance and Nominating Class II Director: Continuing in office until the 2022 Annual Meeting

Johannes M. Roth has been a director of the Company since April 2013. Mr. Roth is the founder of and, from 2006 until January 2021, was the Managing Director and Chairman of FiveT Capital Holding AG, an investment holding company based in Switzerland with businesses specializing in asset management, risk management and alternative investments. In addition, from 2006 until January 2021, Mr. Roth was a board member of FiveT Capital AG, Zürich, Switzerland, which advises several long-only funds and operates an asset management business for high net-worth individuals. Mr. Roth earned a master’s degree in Management and Economics from the University of Hohenheim.

We believe Mr. Roth’s qualifications to sit on our Board include his background in financial investments, financial and risk management and equity capital markets as well as his experience in management positions.

Gregory L. Kenausis
Age: 52 Director since 2013 Board Committee: Audit

Gregory L. Kenausis has been a director of the Company since October 2013. Dr. Kenausis is the founding partner and since 2005 has been the Chief Investment Officer of Grand Haven Capital AG, an investment firm, where he is the head of research and trading activity and is responsible for managing the fund’s operations and structure. He also has worked extensively as a business consultant with a focus on business development and strategy, as well as valuation. Dr. Kenausis earned a bachelor’s degree from Yale University and a doctoral degree from the University of Texas at Austin.

Class III Director: Continuing in office until the 2022 Annual Meeting	We believe Dr. Kenausis’ qualifications to sit on our Board include his background and senior level experience in financial investments, business development and strategy, management and equity capital markets.

Class III Directors

Kyungyeol Song
Age: 48 Director since 2021 Board Committee: None Class III Director: Continuing in office until the 2023 Annual Meeting

Kyungyeol Song has been a director of the Company since February 2021. Dr. Song is the Head of Quantum Growth TF at SK E&S Co., Ltd. Prior to his current position, Dr. Song served as the Senior Vice President in Energy Solution TF at SK E&S Co., Ltd. from February 2019 until August 2020. Dr. Song has also served as the Director of the McKinsey Energy Center from February 2007 until December 2018. Dr. Song received a Ph.D. in Control and Estimation Theory, Aeronautics and Astronautics from the Massachusetts Institute of Technology, a Master of Science in Aerospace Engineering from Seoul National University, and a Bachelor of Science degree in Aerospace Engineering from Seoul National University.

We believe Dr. Song’s qualifications to sit on our Board include his extensive experience with the renewable energy industry.

Kimberly A. Harriman
Age: 48 Director since 2021 Board Committee: Audit Class III Director: Continuing in office until the 2023 Annual Meeting

Kimberly A. Harriman has served as a director of the Company since February 2021. Since 2020, Ms. Harriman is the Vice President of State Government Relations & Public Affairs at Avangrid, Inc., a NYSE-listed energy provider operating in 24 states. Prior to joining Avangrid, from 2016 to December 2020, Ms. Harriman served as Senior Vice President, Public and Regulatory Affairs, for New York Power Authority, the largest public utility in the United States. Previously Ms. Harriman was General Counsel for the New York State Department of Public Service from 2014 to July 2016. Ms. Harriman received a J.D. from the Albany Law School of Union University and a Bachelor of Arts degree in Political Science and Economics from Siena College.

We believe Ms. Harriman’s qualifications to sit on our Board include her extensive experience in the energy industry, including her experience with major energy policy initiatives in New York for the past 20 years.

Lucas P. Schneider
Age: 53 Director since 2017 Board Committee: Corporate Governance and Nominating Class III Director: Continuing in office until the 2023 Annual Meeting

Lucas P. Schneider has served as a director of the Company since March 2017. Mr. Schneider is the Chief Executive Officer of Refraction AI, an autonomous last-mile delivery as a service company. Prior to his current role, Mr. Schneider was the Chief Operating Officer of Wejo, Ltd., an early-stage connected vehicle data marketplace company from 2019 to 2020. Mr. Schneider also served as the Chief Executive Officer of Silvercar, an Austin, TX-based start-up that focuses on the rental car space and other vehicle mobility applications from 2012 until December 2018. In 2017, Silvercar was acquired by Audi AG. Prior to Silvercar, Mr. Schneider was the Chief Technology Officer of Zipcar. He served at Flexcar as Chief Technology Officer and Vice President of Strategy. He has also held various positions with Ford. Mr. Schneider received a Master of Business Administration, specializing in Operations and Strategy from the Tepper School of Business at Carnegie Mellon University and a Bachelor of Science degree in Mechanical Engineering from University of Texas at Austin.

We believe Mr. Schneider’s qualifications to sit on our Board include his extensive experience in helping guide companies, ranging from start-ups to large enterprises, through major business milestones including IPOs, mergers, acquisitions, and product development.

Jonathan Silver
Age: 63 Director since 2018 Board Committee: Corporate Governance and Nominating Class III Director: Continuing in office until the 2023 Annual Meeting

Jonathan Silver has served as a director of the Company since June 2018. He is a Senior Advisor to Guggenheim Partners, a large asset manager and investment bank, where he works with a wide array of the firm’s clean energy and sustainability clients. Mr. Silver is considered one of the nation’s leading clean economy investors and advisors,. From 2009-2011, he led both the federal government’s $40 billion clean energy investment fund and its $20 billion fund focused on advanced vehicle technology. From 2011-2018, he was a Senior Advisor to ICF, one of the country’s largest energy and environmental consulting firms, NextEra, the nation’s largest energy provider, and Marathon Capital, a leading power industry-focused investment bank. From 2015-2019, Mr. Silver served as the Managing Partner of Tax Equity Advisors LLC, an advisory firm managing investments in solar power projects on behalf of large corporations. He currently sits on the boards of National Grid (NGG:NSYE), a global utility, the Peridot Special Purpose Acquisition Corporation and Intellihot, a leading player in the tankless water heating sector. Earlier, he served on the board of Eemax and Sol Systems. From 1999-2008, Mr. Silver was the co-founder of Core Capital Partners, a successful venture capital investor in battery technology, advanced manufacturing, telecommunications and software. From 1990 to 1992, he was a Managing Director, and the Chief Operating Officer of Tiger Management, one of the country’s largest and most successful hedge funds. He has also held senior operating positions, including chief operating officer and executive vice president, in several companies. Mr. Silver began his career in 1982 at McKinsey and Company, a global management consulting firm, working on strategic issues for some of the nation’s largest financial institutions and corporations. Mr. Silver has served as a senior advisor to three U.S. Cabinet Secretaries: Commerce (1992 to 1993), Interior (1993 to 1995) and Treasury (1992 to 1994). He is on the board of Resources for the Future and has been on the boards of the American Federation of Scientists, the Wind Energy Foundation and American Forests.

We believe Mr. Silver’s qualifications to sit on our Board include his extensive experience with the alternative energy industry.

The Board of Directors has determined that Messes. Helmer and Harriman, Dr. Kenausis, Dr. Song and Messrs. McNamee, Willis, Silver, Roth and Schneider are independent directors as defined in Rule 5605(a)(2)

under the Marketplace Rules of the National Association of Securities Dealers, Inc. (the “NASDAQ Rules”).

Investor Agreement

Pursuant to the Investor Agreement (the “Investor Agreement”), dated as of February 24, 2021, between the Company, Grove Energy Capital LLC (“Grove Energy”), SK Holdings, Co., Ltd (“SK Holdings”), and SK E&S Co., Ltd. (“SK E&S”), Grove Energy is entitled to designate one person (the “SK Designee”) to be appointed to the Board of Directors of the Company.

Grove Energy has the right to require the Board to nominate a SK Designee for election to the Board by the stockholders of the Company at annual stockholder meetings until the earliest of (i) the date on which Grove Energy and affiliates beneficially own less than 4.0% of our issued and outstanding Common Stock, (ii) February 24, 2023, in the event that the Company and SK E&S have not entered into a definitive joint venture agreement with respect to a joint venture in Asia (the “Asia JV Agreement”), and (iii) any expiration or termination of the Asia JV Agreement.

Grove Energy selected Dr. Song as the SK Designee and the Board of Directors appointed Dr. Song as a director of the Company on February 24, 2021.

Board Leadership Structure

The positions of Chief Executive Officer and Chairman of the Board are currently separated, with Andrew J. Marsh serving as our Chief Executive Officer since 2008 and George C. McNamee serving as Chairman of the Board since 1997. Separating these positions allows our Chief Executive Officer to focus on the Company’s day-to-day business operations, while allowing the Chairman to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman. While our By-laws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, the Board believes that our current leadership structure is appropriate because it provides an effective balance between strategy development and independent leadership and management oversight. If the position of Chairman is vacant, or if he or she is absent, the Chief Executive Officer will preside, when present, at meetings of stockholders and of the Board of Directors.

Risk Management

Our Board of Directors plays a central role in overseeing and evaluating risk. While it is management’s responsibility to identify and manage our exposure to risk on a day-to-day basis, the Board routinely discusses these risks with management and actively oversees our risk-management procedures and protocols. The Board regularly receives reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. In addition, each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee exercises oversight and provides guidance relating to the particular risks within the purview of each committee, as well as making periodic reports to the full Board. The Board and each of these committees regularly discuss with management our major risk exposures, their potential financial impact on Plug Power and the steps we take to manage them. The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting and legal and regulatory compliance, while the Corporate Governance and Nominating Committee is responsible for oversight of risks relating to management and Board succession planning. The Compensation Committee is responsible for the oversight of risks related to compensation matters.

The Chief Financial Officer and the General Counsel report to the Board regarding ongoing risk management activities at the regularly scheduled, quarterly Board meetings and may report on risk management activities more frequently, as appropriate. Additionally, risk management is a standing agenda item for the regularly scheduled, quarterly Audit Committee meetings.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors of the Company held thirteen meetings during the fiscal year ended December 31, 2020 (“Fiscal 2020”). The Board has established three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. During Fiscal 2020, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he or she has been a director) and (2) the total number of meetings of all committees of the Board on which the director served (during the periods that he or she served).

Audit Committee

The Audit Committee consists of Dr. Kenausis (Chair) and Mr. Willis, and Messes. Harriman and Helmer. Kimberly A. Harriman was appointed as a member of the Audit Committee on February 18, 2021. The Audit Committee held five meetings during Fiscal 2020.

Audit Committee Report

The Audit Committee is currently composed of four directors, each of whom is an independent director as defined in the NASDAQ Rules and the applicable rules of the SEC. In addition, the Board has determined that Dr. Kenausis qualifies as an “audit committee financial expert” as defined in the applicable rules of the SEC. Dr. Kenausis’ designation by the Board as an “audit committee financial expert” is not intended to be a representation that he is an expert for any purpose as a result of such designation, nor is it intended to impose on him any duties, obligations, or liability greater than the duties, obligations or liability imposed on him as a member of the Audit Committee and the Board in the absence of such designation.

The Audit Committee’s primary responsibility is for oversight of the Company’s accounting and financial reporting processes, audits of the Company’s financial statements, and internal control over financial reporting. A more complete description of the Audit Committee’s functions is set forth in the Audit Committee’s charter which is published on the “Investors” section of the Company’s website at www.plugpower.com. Our website is not incorporated into or a part of this Proxy Statement.

In accordance with the Audit Committee’s charter, management has the primary responsibility for the financial statements and the financial reporting process, including maintaining an adequate system of internal controls over financial reporting. The Company’s independent registered public accounting firm, KPMG LLP, reports directly to the Audit Committee and are responsible for performing an integrated audit of the Company’s consolidated financial statements and internal control over financial reporting, in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee, among other matters, is responsible for (i) appointing the Company’s independent registered public accounting firm, (ii) evaluating such independent registered public accounting firm’s qualifications, independence and performance, (iii) determining the compensation for such independent registered public accounting firm, and (iv) pre-approving all audit and non-audit services. Additionally, the Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and the integrated audit of the Company’s financial statements and internal control over financial reporting, including the work of the independent registered public accounting firm. The Audit Committee reports to the Board with regard to:

•	the scope of the annual integrated audits;

•	fees to be paid to the independent registered public accounting firm;

•	the performance of the Company’s independent registered public accounting firm;

•	compliance with accounting and financial policies; and

•	the Company’s procedures and policies relative to the adequacy of internal controls over financial reporting.

The Audit Committee reviewed and discussed with management of the Company and KPMG LLP the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020, including management’s assessment of the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2020.

On March 16, 2021, the Company and the Audit Committee concluded that, because of errors identified in the Company’s previously issued financial statements, the Company’s audited consolidated financial statements as of and for the years ended December 31, 2019 and 2018 and its unaudited quarterly consolidated financial statements as of and for each of the quarterly periods ended March 31, 2020 and 2019, June 30, 2020 and 2019, September 30, 2020 and 2019 and December 31, 2019 were restated. These errors were identified after the Company reported its 2020 fourth quarter and year end results on February 25, 2021. The Company determined that these errors were the result of a material weakness in internal control over financial reporting which are described in Part II, Item 9A, “Controls and Procedures” in the Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K”).

Management performed an assessment of the effectiveness of our internal control over financial reporting and concluded that our internal control over financial reporting was not effective as of December 31, 2020. Management identified the following deficiency in internal control over financial reporting as of December 31, 2020: the Company did not maintain a sufficient complement of trained, knowledgeable resources to execute its responsibilities with respect to internal control over financial reporting for certain financial statement accounts and disclosures. As a consequence, the Company did not conduct an effective risk assessment process that was responsive to changes in the Company’s operating environment and did not design and implement effective process-level controls activities in the following areas:

(a)	Presentation of operating expenses;

(b)	Accounting for lease-related transactions;

(c)	Identification and evaluation of impairment, accrual for loss contracts, certain expense accruals, and deemed dividends; and

(d)	Timely identification of adjustments to physical inventory in interim periods.

As reported in the Form 10-K and the Form 10-Q for the quarter ended March 31, 2021, the Company continues to take steps to remediate this material weakness and will continue to take further steps until such remediation is complete. These steps include the following:

(a)

Hiring additional resources, including third-party resources, with the appropriate technical accounting expertise, and strengthening internal training, to assist the Company in identifying and addressing any complex technical accounting issues that affect the Company’s consolidated financial statements.

(b)

Designing and implementing a comprehensive and continuous risk assessment process to identify and assess risks of material misstatements and ensuring that the impacted financial reporting processes and related internal controls are properly designed, maintained, and documented to respond to those risks in the Company’s financial reporting.

(c)

Implementing more structured analysis and reviewing procedures and documentation for the application of generally accepted accounting principles in the United States (“GAAP”), complex accounting matters, and key accounting policies.

(d)

Augmenting the Company’s current estimation policies and procedures to be more robust and in-line with overall market dynamics, including an evaluation of the Company’s operating environment in order to ensure operating effectiveness of certain process-level control activities.

The Company also intends to deploy new tools and tracking mechanisms to help enhance and maintain the appropriate documentation surrounding its classification of operating expenses.

The Company will report regularly to the Audit Committee on the progress and results of the remediation plan, including the identification, status, and resolution of internal control deficiencies.

As the Company works to improve its internal control over financial reporting, the Company may modify its remediation plan and may implement additional measures as it continues to review, optimize and enhance its financial reporting controls and procedures in the ordinary course. The material weakness will not be considered remediated until the remediated controls have been operating for a sufficient period of time and can be evidenced through testing that they are operating effectively. The material weakness has not been remediated as of March 31, 2021. For more information about the restatement, including impacts on the Company’s financial statements, and the Company’s remediation plan, see the Form 10-K that is available at www.proxyvote.com.

Additionally, the Audit Committee has discussed with KPMG LLP other matters required to be discussed under professional standards. The Audit Committee has also discussed related party transactions, the critical accounting policies used in the preparation of the Company’s annual consolidated financial statements, alternative treatments of financial information within GAAP that KPMG LLP discussed with management, if any, and the ramifications of using such alternative treatments and other written communications between KPMG LLP and management.

KPMG LLP has provided to the Audit Committee the written disclosures and the letter required by the applicable Public Company Accounting Oversight Board requirements for independent public accounting firm’s communications with audit committees concerning auditor independence, and the Audit Committee discussed with KPMG LLP that firm’s independence. The Audit Committee has also concluded that KPMG LLP’s performance of services is compatible with KPMG LLP’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC. This report is provided by the following independent directors, who constitute the Audit Committee:

Gregory L. Kenausis (Chairman)

Kimberly A. Harriman

Maureen O. Helmer

Gary K. Willis

Independent Auditors’ Fees

The following table presents fees for professional services rendered by KPMG LLP for the integrated audit of the Company’s annual financial statements and internal control over financial reporting and fees billed for other services rendered by KPMG LLP:

	2020	2019
Audit Fees	$3,911,900	$1,064,325
Audit-Related Fees	$30,000	$30,000
Tax Fees	—	—
All Other Fees	—	—

Total	$3,941,900	$1,094,325

In the above table, and in accordance with SEC definitions and rules: (1) “audit fees” are fees for professional services for the audit of the Company’s consolidated financial statements included in Form 10-K, audit of the Company’s internal controls over financial reporting, review of unaudited interim consolidated financial statements included in Form 10-Qs, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; (2) “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements; (3) “tax fees” are fees for tax compliance, tax advice, and tax planning; and (4) “all other fees” are fees for any services not included in the first three categories.

The Audit Committee pre-approved all audit and audit-related services provided to the Company by KPMG LLP during Fiscal 2020.

Compensation Committee

The Compensation Committee consists of Messrs. Willis (Chair), Roth and McNamee, each of whom is an independent director under the NASDAQ Rules. The Compensation Committee held five meetings during Fiscal 2020. See “Compensation Committee Report” and “Compensation Committee Interlocks and Insider Participation” for a further description of the Compensation Committee and its activities in Fiscal 2020. The Compensation Committee’s primary responsibilities include (i) reviewing, prescribing and approving compensation policies, plans and programs that are appropriate for the Company in light of all relevant circumstances, that provide incentives to achievement of the Company’s goals and objectives, that are consistent with the culture of the Company and that further the overall goal of building stockholder value; and (ii) reviewing and approving changes to the Company’s executive officers and management team as the Company’s needs and priorities evolve over time. A more complete description of the Compensation Committee’s functions is set forth in the Compensation Committee’s charter which is published on the “Investors” section of the Company’s website at www.plugpower.com. Our website is not incorporated into or a part of this Proxy Statement.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee consists of Ms. Helmer (Chair) and Messrs. Roth, Schneider and Silver, each of whom is an independent director under the NASDAQ Rules. The Corporate Governance and Nominating Committee held four meetings during Fiscal 2020. The Corporate Governance and Nominating Committee’s responsibilities include (i) establishing criteria for Board and committee membership, (ii) considering director nominations consistent with the requirement that a majority of the Board be comprised of independent directors as defined in the NASDAQ Rules, (iii) identifying individuals qualified to become board members, and (iv) selecting the director nominees for election at each annual meeting of stockholders. The Corporate Governance and Nominating Committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and periodically reviewing such guidelines and recommending any changes thereto. A more complete description of the Corporate Governance and Nominating Committee’s functions is set forth in the Corporate Governance and Nominating Committee’s charter which is published on the “Investors” section of the Company’s website at www.plugpower.com. Our website is not incorporated into or a part of this Proxy Statement.

Corporate Governance Guidelines

We have adopted corporate governance guidelines that serve as a flexible framework within which our Board of Directors and its committees operate. These guidelines cover a number of areas including Board membership criteria and director qualifications, director responsibilities, Board structure, Board member access to management and independent advisors, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines published on the “Investors” section of the Company’s website at www.plugpower.com. Our website is not incorporated into or a part of this Proxy Statement.

Code of Conduct

We have adopted a code of conduct applicable to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our code of conduct is a “code of ethics” as defined in Item 406(b) of Regulation S-K and embodies our principles and practices relating to the ethical conduct of our business and our long-standing commitment to honesty, fair dealing and full compliance with all laws affecting our business. In the event that we amend or waive certain provisions of our code of conduct in a manner that requires disclosure under applicable rules, we intend to provide such required disclosure on our website in accordance with applicable SEC and NASDAQ Rules. Our code of ethics is available on our website at www.plugpower.com under Investor Relations. Our website is not incorporated into or a part of this Proxy Statement.

Director Compensation

The Compensation Committee periodically reviews the Company’s Non-Employee Director Compensation Plan (the “Plan”) to ensure that the compensation aligns the directors’ interests with the long-term interests of the stockholders and that the structure of the compensation is simple, transparent and easy for stockholders to understand. The Compensation Committee also considers whether the Plan fairly compensates the Company’s directors when considering the work required in a company of the size and scope of the Company, and looks at peer group compensation for directors to determine whether our director compensation is reasonable and competitive in relation to our peers. Employee directors do not receive additional compensation for their services as directors.

During 2020, pursuant to the Plan, upon initial election or appointment to the Board, each non-employee director received a non-qualified stock option to purchase a number of shares equal to $150,000 divided by the closing price of our Common Stock on the grant date, with an exercise price equal to fair market value of the Common Stock on the grant date and that becomes fully vested and exercisable on the first anniversary of the grant date. In 2020, each director received an annual equity grant comprised of (i) a non-qualified stock option for a number of shares equal to $62,500 divided by the closing price of our Common Stock on the date of grant and (ii) a number of shares of restricted Common Stock equal to $62,500 divided by the closing price of our Common Stock on the grant date. The stock option portion of the grant has an exercise price equal to the fair market value of our Common Stock on the grant date and becomes fully vested and exercisable on the first anniversary of the grant date. The restricted Common Stock grant becomes fully vested on the first anniversary of the grant date.

During 2020, under the Plan, each non-employee director was paid an annual retainer of $40,000 ($85,000 for any non-employee Chairman) for his or her services. Committee members received additional annual retainers for their service on committees of the Board in accordance with the following table:

Committee	Chairman ($)	Member ($)
Audit Committee	20,000	15,000
Compensation Committee	15,000	5,000
Corporate Governance and Nominating Committee	10,000	5,000

These additional payments for service on a committee are due to the workload and broad-based responsibilities of the committees. The total amount of the annual retainer is paid in a combination of 50% cash and 50% Common Stock, provided that the director may elect to receive a greater portion (up to 100%) of the total retainer in Common Stock. All Common Stock issued for the annual retainers is fully vested at the time of issuance and is valued at its fair market value on the date of issuance. Non-employee directors are also reimbursed for their direct expenses associated with their attendance at Board meetings.

The Compensation Committee regularly reviews non-employee director compensation in comparison to our industry peer group, and considers growth in our market capitalization and sales, and other relevant factors including periodic independent market assessments. The Plan was amended by the Board in September 2020, effective as of January 1, 2021, to provide for (i) an increase in the annual retainer payable for service on the Board, and (ii) an increase in the value of the stock option and restricted stock awards granted to non-employee directors upon initial election to the Board and annually. The adjustments to the annual retainer and equity grants were designed to be competitive with our 2020 peer group.

Effective January 1, 2021, pursuant to the Plan, upon initial election or appointment to the Board, each non-employee director (other than Dr. Song) will receive a non-qualified stock option to purchase a number of shares equal to $225,000 divided by the closing price of our Common Stock on the grant date, with an exercise price equal to fair market value of our Common Stock on the grant date and that becomes fully vested and exercisable on the first anniversary of the grant date. Each year of a non-employee director’s tenure, the director (other than Dr. Song) will receive an equity grant comprised of (i) a non-qualified stock option for a number of shares equal to $112,500 divided by the closing price of our Common Stock on the date of the grant and (ii) a number of shares of restricted Common Stock equal to $112,500 divided by the closing price of our Common Stock on the grant date. The stock option portion of the grant will have an exercise price equal to the fair market value of our Common Stock on the grant date and become fully vested and exercisable on the first anniversary of the grant date. The restricted Common Stock grant will become fully vested on the first anniversary of the grant date.

Effective January 1, 2021, under the Plan, each non-employee director (other than Dr. Song) will be paid an annual retainer of $60,000 ($125,000 for any non-employee Chairman) for his or her services. Committee members will receive additional annual retainers for their service on committees of the Board in accordance with the following table:

Committee	Chairman ($)	Member ($)
Audit Committee	20,000	15,000
Compensation Committee	15,000	5,000
Corporate Governance and Nominating Committee	10,000	5,000

The total amount of the annual retainer is paid in a combination of 50% cash and 50% Common Stock, provided that the director may elect to receive a greater portion (up to 100%) of the total retainer in Common Stock. All Common Stock issued for the annual retainers is fully vested at the time of issuance and is valued at its fair market value on the date of issuance. Dr. Song will not receive any compensation as director (cash or equity) pursuant to the terms of the Investor Agreement.

Non-Employee Director Compensation Table

The following table shows the compensation received or earned by each of our non-employee directors in Fiscal 2020. Mr. Marsh, who is our President and Chief Executive Officer, did not receive any additional compensation for his service as a director. The compensation received by Mr. Marsh, as a named executive officer, is presented in “Executive Compensation—2020 Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash(1)($)	Stock Awards(2) ($)	Option Awards(3) ($)	Total($)
Gary K. Willis	70,000	62,500	36,145	168,645
George C. McNamee	90,000	62,500	36,145	188,645
Gregory L. Kenausis	60,000	62,500	36,145	158,645
Johannes M. Roth	50,000	62,500	36,145	148,645
Maureen O. Helmer	65,000	62,500	36,145	163,645
Jonathan Silver	45,000	62,500	36,145	143,645
Lucas P. Schneider	45,000	62,500	36,145	143,645

(1)

Each of the following non-employee directors elected to receive all or a portion of their annual retainers in Common Stock in lieu of cash in the following amounts: Gary K. Willis ($35,000), George C. McNamee

($45,000), Gregory L. Kenausis ($30,000), Johannes M. Roth ($50,000), Maureen O. Helmer ($32,500), Jonathan Silver ($28,125) and Lucas P. Schneider ($22,500).
(2)

This column represents the aggregate grant date fair value of the stock award computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. Fair value is calculated using the closing price of our Common Stock on the date of grant. Stock awards granted to directors as part of their annual retainer are fully vested upon grant and annual restricted stock awards made to directors vest in full on the first anniversary of the grant date. For additional information on stock awards, refer to note 18 of the Company’s consolidated financial statements in this Annual Report on Form 10-K. These amounts reflect the Company’s accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the non-employee directors. As of December 31, 2020, the following non-employee directors each held 12,807 shares of restricted stock: Gary K. Willis, George C. McNamee, Gregory L. Kenausis, Johannes M. Roth, Maureen O Helmer, Jonathan Silver and Lucas P. Schneider.

(3)

This column represents the aggregate grant date fair value of the option award computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. For additional information on the valuation assumptions with respect to option awards, refer to note 18 of the Company’s consolidated financial statements in this Annual Report on Form 10-K. These amounts reflect the Company’s accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the non-employee directors. As of December 31, 2020, the non-employee directors held options to purchase the following numbers of shares of Common Stock: Jonathan Silver (12,807), Gary K. Willis (170,827), George C. McNamee (128,827), Gregory L. Kenausis (233,827), Johannes M. Roth (243,827), Maureen O. Helmer (39,863) and Lucas P. Schneider (200,179).

Policy Governing Director Attendance at Annual Meetings

All of our directors are expected to attend the Company’s Annual Meetings of Stockholders, unless doing so is impracticable due to unavoidable conflicts. At the time of the 2020 Annual Meeting, the Company had eight directors, all of whom attended the 2020 Annual Meeting.

Policies Governing Director Nominations

Securityholder Recommendations

The Corporate Governance and Nominating Committee’s current policy with regard to the consideration of director candidates recommended by securityholders is that it will review and consider any director candidates who have been recommended by one or more of the stockholders of the Company entitled to vote in the election of directors in compliance with the procedures established from time to time by the Corporate Governance and Nominating Committee. All securityholder recommendations for director candidates must be submitted to the Company’s Corporate Secretary at Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110, who will forward all recommendations to the Corporate Governance and Nominating Committee. We did not receive any securityholder recommendations for director candidates for election at the 2021 Annual Meeting. All securityholder recommendations for director candidates for election at the Company’s 2022 annual meeting must be submitted to the Company’s Corporate Secretary not less than 90 days nor more than 120 days prior to July 30, 2022 (or no earlier than April 1, 2022 and no later than May 1, 2022), and must include the following information:

•	the name and address of record of the stockholder;

•

a representation that the securityholder is a record holder of the Company’s stock entitled to vote in the election of directors, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•

the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

•

a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for membership on the Board approved by the Corporate Governance and Nominating Committee from time to time;

•	a description of all arrangements or understandings between the securityholder and the proposed director candidate;

•

the consent of the proposed director candidate (i) to be named in the proxy statement relating to the annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting; and

•	any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

Board Membership Criteria

The Corporate Governance and Nominating Committee has established criteria for membership on the Board. These criteria include the following specific, minimum qualifications that the Corporate Governance and Nominating Committee believes must be met by a Corporate Governance and Nominating Committee recommended nominee for a position on the Board:

•

The nominee must have high personal and professional integrity, must have demonstrated exceptional ability and judgment, and must be expected, in the judgment of the Corporate Governance and Nominating Committee, to be highly effective, in conjunction with the other nominees to the Board, in collectively serving the interests of the Company and its stockholders.

In addition to the minimum qualifications for each nominee set forth above, the Corporate Governance and Nominating Committee will recommend that the Board select persons for nomination to help ensure that:

•	the Board will be comprised of a majority of “independent directors” in accordance with the NASDAQ Rules;

•	each of the Audit, Compensation and Corporate Governance and Nominating Committees shall be comprised entirely of independent directors;

•	each member of the Audit Committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement; and

•

at least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Finally, in addition to any other standards the Corporate Governance and Nominating Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Corporate Governance and Nominating Committee when recommending that the Board select persons for nomination, may consider whether the nominee has direct experience in the industry or in the markets in which the Company operates.

The Corporate Governance and Nominating Committee will recommend to the Board the nomination of the director candidates who it believes will, together with the existing members of the Board and other nominees, best serve the interests of the Company and its stockholders.

Identifying and Evaluating Nominees

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Corporate Governance and

Nominating Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all shareholders. Our Guidelines specify that the value of diversity on the Board should be considered by the Corporate Governance and Nominating Committee in the director identification and nomination process. The Corporate Governance and Nominating Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Corporate Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. For a more comprehensive discussion of our Corporate Governance and Nominating Committee’s current policy with regard to the consideration of director candidates, please refer to “Policies Governing Director Nominations.”

To review the effectiveness of assessing the diverse skills, qualifications and backgrounds of director nominations, the Board and each of the three standing Board Committees conduct annual self-evaluations. In addition, the Corporate Governance and Nominating Committee monitors the effectiveness of these procedures on an ongoing basis.

CORPORATE RESPONSIBILITY

Plug Power recognizes that environmental, social and governance issues are of increasing importance to many investors. We are proud to have published our first Corporate Environmental, Social, and Governance (“ESG”) report this year. The report contains information about our approach to ESG and details our efforts to link environmental and social impacts to our business strategy to lead the global green hydrogen economy. The ESG report is posted on our website. As part of our ESG efforts, we are committed to fostering a positive and engaging culture of inclusion, care and support where all people throughout our global workforce can thrive. We believe that a diverse workforce and inclusive workplace is essential to our innovation and growth. We are also dedicated to strengthening and improving the quality of life in our communities through partnerships, engagement and employee giving. We believe that working together with our communities creates better outcomes on issues that matter to us all. Corporate responsibility is an enterprise-wide commitment and our executive team, supported by our Board of Directors, monitors and supports our corporate responsibility efforts.

People and Communities

We believe in making a positive impact in the communities where we live and work. From organizations dedicated to health, housing and development and children and families in need — we strive to empower the local community through philanthropic efforts. We also encourage our employees to donate to charitable organizations of their choice.

Education

We are active in educational engagement and seek to broaden the educational opportunities of students in our communities who demonstrate a passion for science and technology that extends beyond the classroom. Through hosting education tours for local school groups, supporting local science fairs and participating in the Future Cities program, we are working to empower the next generation of inventors.

Sustainability

We are committed to integrating sustainability into our day-to-day operations to conserve, protect and improve the environment we live in.

Diversity and Inclusion

We invest in the long-term development and engagement of our employees by aspiring to have an increasingly diverse workforce, inclusive environment, training and development programs and a culture where our people can thrive. We are committed to providing and supporting a work environment that promotes equality of opportunity among our employees. We strive for our workforce to be truly representative of all sections of society and for each employee to feel respected and able to perform at his or her best. In the United States, 23.6% of our employee population is considered diverse and 14.9% is female.

Environmental, Health and Safety Policy

As a leader in innovative solutions and services that drive technology advancements in the fuel cell industry, Plug Power is committed to responsible business — for our people and for the environment. This responsibility extends from our operations, to our diverse eco-system of partners, and to our customers. We are committed to continued integration and improvement of environmental, health and safety (EHS) management practices into our business.

To demonstrate our commitment, Plug Power strives to:

•	Care for our people and the environment by considering design for EHS principles from a life cycle perspective, in our product design and development, operations and supply chain;

•

Protect our employees, community, and the environment by committing to pollution prevention, as well as to creating an injury-free workplace and safety-based culture. We promote a healthy lifestyle and encourage employee health and wellness and work-life balance;

•	Engage suppliers to advance sustainability efforts;

•	Comply with applicable EHS legal and other customer requirements. We also engage with our stakeholders to understand their needs and expectations;

•	Set goals and objectives to address the most significant EHS impacts and risks resulting from our business operations, services and products; and

•	Regularly monitor and evaluate our EHS performance results to demonstrate continual improvement.

Plug Power leadership has developed and endorses this EHS Policy. In this capacity, leadership is responsible for communicating this policy to our stakeholders, as well as for its effective implementation. All Plug Power employees, suppliers and contractors are expected to uphold this policy and adhere to relevant company EHS policies, procedures and requirements.

Climate Change Policy

Climate change is a serious environmental, social and economic threat that calls for immediate and collaborative action among all sectors of society. Plug Power acknowledges its role in addressing this global issue and is committed to minimizing its greenhouse gas (GHG) emissions by:

•

Taking actions to measure, track, reduce and report our climate footprint, which includes direct and indirect emissions resulting from our operations and our value chain by subscribing to the principles of the Task Force on Climate-related Financial Disclosures (TCFD);

•	Determining appropriate targets for reducing GHG emissions for comparable companies;

•	Determining appropriate targets for total water consumption;

•	Identifying the risks of its business activities on the environment;

•	Adopting a hazardous waste policy;

•	Determining the portion of energy derived from renewable and non-renewable sources;

•	Considering factors in product design and development that enhance energy efficiency and promote smarter energy use;

•	Administering a commute alternatives program that provides employees incentives to commute by carpool, bike and transit where feasible; and

•	Partnering with organizations that are working to address climate change.

Plug Power leadership takes ownership and monitors our performance in reducing GHG emissions and mitigating climate change by factoring this into our organization’s strategies.

Sustainability and Safety

We are committed to providing a safe and healthful working environment for our employees, which includes maintaining compliance with all applicable federal, state and local laws, rules and regulations relating to workplace safety and conditions. We strive for zero work-related injuries or illnesses. To that end, we have implemented written programs, including a Health and Safety Program and an Injury and Illness Prevention Program, which set forth our policies and procedures for workplace safety, hazard identification and correction, compliance, communication, investigations, training and recordkeeping. Any significant safety or health matters are communicated to the Executive Management team, the appropriate Board of Director committees and/or the full Board of Directors.

Contacting the Board of Directors

You may contact any director of the Company by writing to them c/o Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110, Attention: Corporate Secretary. Your letter should clearly specify the name of the individual director or group of directors to whom your letter is addressed. Any communications received in this manner will be forwarded as addressed.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. You can identify forward-looking statements by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “estimate,” “predict,” “potential,” “continue” or other similar expressions. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Executive Officers

The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each are set forth below as of June 30, 2021.

Executive Officers	Age	Position
Andrew J. Marsh	65	President, Chief Executive Officer and Director
Paul B. Middleton	54	Senior Vice President and Chief Financial Officer
Keith C. Schmid	58	Senior Vice President and Chief Operating Officer
Gerard L. Conway, Jr.	57	General Counsel, Corporate Secretary and Senior Vice President
Sanjay K. Shrestha	47	Chief Strategy Officer
Jose Luis Crespo	51	Vice President, Global Sales
Martin D. Hull	53	Corporate Controller and Chief Accounting Officer

Andrew J. Marsh’s biographical information can be found in “Directors” above.

Paul B. Middleton joined Plug Power as Senior Vice President and Chief Financial Officer in 2014. Prior to Plug Power, Mr. Middleton worked at Rogers Corp., a global manufacturer and distributor of specialty polymer composite materials and components, from 2001 to 2014. During his tenure at Rogers Corp., Mr. Middleton served in many senior financial leadership roles, including Corporate Controller and Principal Accounting Officer, Treasurer and Interim Chief Financial Officer. Prior to Rogers Corp., Mr. Middleton managed all financial administration for the tools division of Coopers Industries from 1997 to 2001. Mr. Middleton holds a Master of Science in Accounting and a BBA from the University of Central Florida. Additionally, he is a Certified Public Accountant.

Keith C. Schmid joined Plug Power as Senior Vice President and Chief Operating Officer in 2013. Mr. Schmid served as President of SPS Solutions, a power solutions and energy storage consulting firm, from 2011 to 2013. Previously, Mr. Schmid served as Chief Executive Officer of Boston-Power Incorporated, a provider of large format lithium ion battery solutions, in 2011, and as President and Chief Executive Officer of Power Distribution Incorporated, a power distribution and protection company, from 2007 to 2010. In addition, Mr. Schmid held the position of General Manager, Industrial Energy Division-Americas for Exide Technologies, a multinational lead-acid batteries manufacturing company, from 2001 to 2007. Mr. Schmid holds a Master of Science degree in Engineering and a Master in Business Administration from the University of Wisconsin-Madison.

Gerard L. Conway, Jr. has served as General Counsel and Corporate Secretary of Plug Power since September 2004 and, since March 2009, has also served as Senior Vice President of Plug Power. In that capacity, Mr. Conway is responsible for advising the Company on legal issues such as corporate law, securities, contracts, strategic alliances and intellectual property. He also serves as the Compliance Officer for securities matters affecting the Company. During his tenure at Plug Power, Mr. Conway served as Vice President of Government Relations from 2005 to June 2008 and in that capacity he advocated on energy issues, policies, legislation and regulations on the state, federal, national and international levels on behalf of the Company and the alternative energy sector. Prior to his appointment to his current position, Mr. Conway served as Associate General Counsel and Director of Government Relations for the Company beginning in July 2000. Prior to joining Plug Power, Mr. Conway spent four years as an Associate with Featherstonhaugh, Conway, Wiley & Clyne, LLP, where he concentrated in government relations, business and corporate law. Mr. Conway has more than 20 years of experience in general business, corporate real estate and government relations. Mr. Conway holds a Bachelor of Arts degree in English and Philosophy from Colgate University and a Juris Doctorate from Boston University School of Law.

Sanjay K. Shrestha joined the Company as Chief Strategy Officer in 2019. Prior to joining Plug Power, Mr. Shrestha served as the Chief Investment Officer of Sky Solar Holdings, which owned and operated solar projects in Japan, Europe and the Americas, and President of Sky Capital America, which owned and operated solar projects in North and South America, since 2015. Under his leadership, Sky Capital America built and acquired over 100MW of operating solar assets and secured a pipeline over 100MW. He also sourced various types of financing solutions to support this growth, including project debt, construction equity and long-term equity. Before global solar IPP, he led the renewables investment banking effort at FBR Capital Markets since 2013. During 2014, and under his leadership, the firm was ranked among the top renewable energy underwriters in the United States. Prior to joining FBR Capital Markets, Mr. Shrestha was the global head of renewables research coverage at Lazard Capital Markets. During his tenure at Lazard Capital Markets, he was a member of the Institutional Investor All America Research team and was also ranked as one of the top five stock pickers on a global basis. Prior to Lazard Capital Markets, Mr. Shrestha was at First Albany Capital, where he built the firm’s renewables and industrial research practice. Mr. Shrestha serves as an independent director on the board of directors of Fusemachines, an artificial intelligence talent and education solutions company. Mr. Shrestha received a Bachelor of Science from The College of Saint Rose. He brings to the Company almost two decades of experience in the broader clean tech sector.

Jose Luis Crespo joined the Company as Vice President of Business and International Sales in 2014. He was promoted to Vice President of Global Sales in January of 2015 and in 2016 he was also named General Manager for Hypulsion, the Company’s wholly owned European subsidiary. Prior to joining the Company, Mr. Crespo served as Vice President of International Value Stream at Smiths Power, a supplier of power distribution, conditioning, protection and monitoring solutions for data centers, wireless communications and other critical or high-value electrical systems, from 2009 to 2013. Mr. Crespo holds a Master in Business Administration from the University of Phoenix and a degree in Telecommunications Engineering from the Engineering University of Madrid, Spain.

Martin D. Hull joined Plug Power as Corporate Controller and Chief Accounting Officer in April 2015. Prior to that, he was a principal and director with the certified public accounting firm of Marvin and Company, P.C. from November 2012 to March 2015. Prior to that, Mr. Hull was with KPMG LLP, serving as partner from October 2004 to September 2012, and has a total of 24 years of public accounting experience. Mr. Hull holds a Bachelor of Business Administration with a concentration in Accounting from the University of Notre Dame.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses our compensation policies and determinations that apply to our named executive officers. When we refer to our “named executive officers” we are referring to the following individuals:

•	Andrew J. Marsh, our President and Chief Executive Officer and a Director;

•	Paul B. Middleton, our Chief Financial Officer and Senior Vice President;

•	Sanjay K. Shrestha, our Chief Strategy Officer;

•	Keith C. Schmid, our Chief Operating Officer and Senior Vice President; and

•	Jose Luis Crespo, our Vice President-Global Sales.

While the discussion in this section is focused on our named executive officers, many of our executive compensation programs apply broadly across our executive ranks. The following discussion should be read together with the compensation tables and related disclosures set forth below.

Executive Summary

Our Response to the Covid-19 Pandemic

Like all companies, Plug Power was impacted by the Covid-19 pandemic. We rose to the challenge and our response is reflective of our culture and our commitment to our employees, to our customers and to society. Below are a few highlights:

•	We prioritized the health and wellbeing of our employees and their families while continuing to deliver for our customers.

•	As restrictions and shutdowns were announced in countries around the world, we implemented new and imaginative ways for our employees to work at our facilities and remotely.

•

We enabled our employees to remain focused on delivering for our customers by providing personal and financial “peace of mind” by assuring job security and not implementing salary reductions or furloughs.

•	Our world-class engineers built ventilator prototypes to address the severe country-wide shortages.

•	We deployed members of our engineering, manufacturing and logistics teams to design and 3D print thousands of face shields that were donated to healthcare facilities and communities.

•	Our resourceful buyers sourced and coordinated personal protective equipment (PPE) distribution to hospitals.

•	We facilitated the critical delivery operations of our customers providing essential services in the food, retail and cleaning supplies industries.

•	We engaged in corporate philanthropy by making donations to several charitable organizations, including The United Way and The No Neighbor Hungry Campaign.

The Covid-19 pandemic has highlighted the importance of innovative technology-driven solutions and imaginative human capital management to address an unprecedented crisis; it has also revealed just how interconnected we are as a society. We are proud of our Company’s response, and we are grateful for the extraordinary contribution of our employees to the success of Plug Power.

2020 Business and Strategic Highlights

2020 was an exceptional year for the Company. The Company successfully executed on its strategic growth pillars to reach significant milestones during 2020. 2020 results include the following achievements that impacted executive compensation:

•	Strong financial performance with a record year in gross billings.

•	Deployed more than 9,800 fuel cell units powering electric vehicles in 2020 and built over 27 hydrogen stations.

•

Raised approximately $1.5 billion in proceeds from equity and debt offerings in 2020, including executing the first ever convertible green bond offering in the United States as well as the largest follow-on offering in the clean energy sector.

•	Ended the year with a strong balance sheet with over $1.6 billion in cash to execute on its global growth strategy and objectives.

•	Completed the strategic acquisitions of United Hydrogen Group, Inc. and Giner ELX, Inc., positioning the Company as a fully vertically green hydrogen generation company.

•	Announced strategic partnerships with Brookfield Energy, Apex Clean Energy and ACCIONA to source renewable electricity and build liquid green hydrogen plants.

•

Continued to make strides within the Company’s fuel cell system business across its target markets and drove further adoption in core material handling, on-road and stationary power markets, adding a fourth pedestal customer, an automotive manufacturer with over 50 plants worldwide, within its core market of material handling and selecting a site for its gigafactory to drive scale.

•	Released multiple new ProGen engine models, including the 125kW (on and off-road applications) and 1kW (robotics and drone applications) units.

•	Continued to make progress with the Company’s partner, Lightning Systems, to build “middle-mile” delivery vehicles, producing the first electric, fuel cell-powered class-6 truck.

•	Signed a memorandum of understanding with Linde to deploy pilot class-6 and class-8 vehicles on road in 2021.

•	Collaborated with Gaussin to bring a commercial suite of ProGen-powered Gaussin transportation vehicles to market in 2021 as a solution to decarbonize the logistics ecosystem.

•

Released the GenSure HP product designed for large-scale back-up power applications, including data centers, energy storage systems and microgrids, including manufacturing production of the GenSure HP product line commencing in December of 2020.

In addition, the Company made significant progress in solidifying its global leadership position in green hydrogen solutions by executing term sheets for a joint venture in France with Groupe Renault, a top automotive player, and a joint venture in Asia with a subsidiary of SK Holdings to bring hydrogen solutions to Korea, China and Vietnam, which joint ventures were announced in January 2021.

Stockholder Value Creation

Below is a line graph comparing the percentage change in the cumulative total return of the Company’s Common Stock, based on the market price of the Company’s Common Stock, with the total return of companies included within the NASDAQ Clean Edge Green Energy Index (CELS) and the companies included within the Russell 2000 Index (RUT) for the period commencing December 31, 2015 and ending December 31, 2020. The calculation of the cumulative total return assumes a $100 investment in the Company’s Common Stock, the

NASDAQ Clean Edge Green Energy Index (CELS) and the Russell 2000 Index (RUT) Index on December 31, 2015 and the reinvestment of all dividends, if any.

Index	2015		2016	2017	2018	2019	2020
Plug Power Inc.		$100.00	$56.87	$111.85	$58.77	$149.76	$1,607.11
NASDAQ Clean Edge Green Energy Index	$		$96.38	$126.05	$109.45	$152.61	$434.93
Russell 2000 Index		$100.00	$119.48	$135.18	$118.72	$146.15	$173.86

•

The graph above and the accompanying text are not “soliciting material,” are not deemed filed with the SEC and are not to be incorporated by reference in any filing by us under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

•	The stock price performance shown on the graph is not necessarily indicative of future price performance.

•

Assuming the investment of $100 on December 31, 2015 and the reinvestment of dividends. The Common Stock price performance shown on the graph only reflects the change in our company’s Common Stock price relative to the noted indices and is not necessarily indicative of future price performance.

Executive Compensation Program

Our goal is to retain and attract experienced and talented executive officers and to motivate them to achieve our short-term and long-term financial, operational and strategic objectives that produce and promote stockholder value. To achieve this goal, we strongly emphasize a culture of pay for performance in order to provide incentives and accountability for our executive officers in working toward the achievement of our objectives. Accordingly, we have designed our incentive compensation programs with the goal of ensuring that actual pay varies above or below targeted compensation opportunity based on achievement of challenging performance goals and demonstration of meaningful individual commitment and contribution.

CEO 2020 Actual Pay Mix	Average Other NEO 2020 Actual Pay Mix

Base salary reflects received base salary in fiscal 2020.

Key elements of our compensation programs include the following:

Compensation Element	Purpose	Features
Base salary	To attract and retain experienced and highly skilled executives.	Fixed component of pay to provide financial stability, based on responsibilities, experience, individual contributions and peer company data.
Annual cash incentive bonuses	To promote and reward the achievement of key short-term strategic and business goals of the Company as well as individual performance; to motivate and attract executives.	Variable component of pay based on annual corporate quantitative and qualitative goals. Importantly, although performance goals were established prior to the onset of the Covid-19 pandemic, the Compensation Committee did not reduce the goals in response to the pandemic.
Long-term equity incentive compensation	To encourage executives and other employees to focus on long-term Company performance; to drive long-term stockholder value; to promote retention; to reward outstanding Company and individual performance.	Typically subject to multi-year vesting based on continued service and are primarily in the form of stock options, premium priced stock options and restricted stock, the value of which depends on the performance of our Common Stock price, in order to align employee interests with those of our stockholders over the longer-term.

Executive Compensation Practices

The Compensation Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

What We Do	What We Don’t Do
✓ Pay for performance by structuring a significant percentage of target annual compensation in the form of variable, at-risk compensation	× Allow hedging of equity without preapproval
✓ Market comparison of executive compensation against a relevant peer group	× Allow for re-pricing of stock options without stockholder approval
✓ Offer market-competitive benefits for executives that are consistent with the rest of our employees	× Provide excessive perquisites
✓ Consult with an independent compensation consultant on compensation levels and practices	× Provide supplemental executive retirement plans
✓ Maintain robust stock ownership guidelines	× Provide any excise tax gross-ups
✓ Have a clawback policy that applies to cash and equity incentive compensation	× Provide single-trigger severance arrangements
✓ Hold an annual say-on-pay vote
✓ Have a minimum vesting period of one year for equity awards, subject to certain limited exceptions

Setting Executive Compensation

The Compensation Committee is responsible for reviewing, and recommending to the Board for approval, the compensation of our executive officers, including our named executive officers. The Compensation Committee is composed entirely of non-employee directors who are “independent” as that term is defined in the applicable NASDAQ Rules. In making its recommendations regarding executive compensation, our Compensation Committee annually reviews the performance of our executives with our Chief Executive Officer, and our Chief Executive Officer makes recommendations to our Compensation Committee with respect to the appropriate base salary, annual incentive bonuses and performance measures, and grants of long-term equity incentive awards for each of our executives other than himself. The Chairman of the Compensation Committee makes recommendations to the Compensation Committee with respect to the Chief Executive Officer’s compensation. The Compensation Committee makes its determination regarding executive compensation and then makes a recommendation to the Board for approval. The Board discusses the Compensation Committee’s recommendations and ultimately approves the compensation of the executive officers.

In setting executive base salaries and annual cash bonuses and granting equity incentive awards, the Compensation Committee and the Board consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short and long-term results that are in the best interests of our stockholders, and a long-term commitment to our Company.

Independent Compensation Consultant

For purposes of evaluating 2020 compensation for each of our named executive officers and making 2020 compensation decisions, our Compensation Committee retained Radford as its independent compensation consultant. Radford has not performed services for the Company other than consulting services related to the compensation and benefits of our executives and directors. Radford assisted the Compensation Committee in the development of a compensation peer group and provided their market analysis of the various components of compensation for the named executive officer positions, including base salary, annual cash bonus and equity compensation.

Our Compensation Committee has analyzed whether the work of Radford raised any conflict of interest, taking into account relevant factors in accordance with SEC guidelines. Based on its analysis, our Compensation Committee determined that the engagement of Radford does not create any conflict of interest pursuant to the SEC guidelines and NASDAQ Rules.

Peer Group Selection and Market Data

In evaluating the total compensation of our named executive officers, our Compensation Committee, using information provided by Radford, established a peer group of publicly traded companies. Developing a compensation peer group for the Company for compensation comparison purposes is challenging because there are few pure fuel cell peer companies that are publicly-traded, stand-alone, U.S.-based and size-appropriate. Nonetheless, we strive to establish a peer group that provides appropriate compensation data for evaluating the competitiveness of our compensation program and we believe that the mix of companies in the technology and fuel cell industries that comprise our compensation peer group provides appropriate reference points for compensation and performance comparisons. However, the companies in our peer group have historically differed from the companies used as peers by some proxy advisory firms. These differences in the composition of compensation peer groups can result in substantial differences in how such firms view our compensation relative to our peers.

Our 2020 peer group was selected based on a balance of the following criteria:

•	size-appropriate companies that operate in similar industries;

•	companies against which we believe we compete for executive talent; and

•	public companies based in the United States whose compensation and financial data are available in proxy statements or through widely available compensation surveys.

It is important to note that while any one individual peer company will not be fully reflective of Plug Power’s size, business model and industry, the peer group, as a whole, aims to reasonably represent Plug Power’s competitive market for executive talent, business characteristics, and business stage.

Based on these criteria, our peer group for 2020, as approved by our Compensation Committee, was comprised of the following 22 companies:

2020 Peer Group
Acacia Communications, Inc.	Cree, Inc.	Power Integrations, Inc.
AeroVironment, Inc.	FuelCell Energy, Inc.	Rogers Corp.
Ambarella, Inc.	Inphi Corporation	Semtech Corp.
Ballard Power Systems Inc.	Lattice Semiconductor Corp.	Silicon Laboratories, Inc.
Bloom Energy Corp.	MACOM Technology Solutions Holdings, Inc.	SolarEdge Technologies, Inc.
Brooks Automation, Inc.	MaxLinear, Inc.	Sunrun, Inc.
Canadian Solar Inc.	Mercury Systems, Inc.
Chart Industries, Inc.	NetScout Systems, Inc.

Based on data compiled by Radford at the time of the peer group review, our revenues and market capitalization margin were at the 12th and 49th percentiles, respectively, in relation to the peer group.

As an additional reference, our Compensation Committee also uses data from the Radford Global Technology executive compensation survey (the “Radford Survey”) to evaluate the competitive market generally when formulating its recommendation for the total direct compensation packages for our executive officers. The Radford Survey provides compensation market intelligence and is widely used within the technology industry.

Due to the nature of our business, we also compete for executive talent with companies outside our peer group, including public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater compensation potential.

In setting compensation, the Compensation Committee considers each executive’s level and job performance, his duties and responsibilities at the Company compared to the duties and responsibilities of executive officers in similar positions at the peer group companies and in the survey data, other circumstances unique to the Company, and evaluates whether the compensation elements and levels provided to our executives are generally appropriate relative to their responsibilities at the Company and compensation elements and levels provided to their counterparts in the peer group or within survey data. The Compensation Committee considers both objective and subjective criteria to evaluate Company and individual performance, which allows it to exercise informed judgment and not rely solely on rigid benchmarks. Accordingly, the Compensation Committee does not formulaically tie compensation decisions to any particular percentile level of total compensation paid to executives at the peer group companies or survey data.

Looking ahead to 2021—Our peer group for 2021, as approved by our Compensation Committee, is comprised of the following 22 companies:

2021 Peer Group
AeroVironment, Inc.	FuelCell Energy, Inc.	Rogers Corp.
Ambarella International, L.P.	Generac Holdings Inc.	Semtech Corp.
Ballard Power Systems, Inc.	Inphi Corp.	Silicon Laboratories, Inc.
Bloom Energy Corp.	Lattice Semiconductor Corp.	SolarEdge Technologies, Inc.
Brooks Automation, Inc. Solutions	MACOM Technology Holdings, Inc.	SunPower Corp.
Chart Industries, Inc.	MaxLinear, Inc.	Sunrun Inc.
Cree, Inc.	Monolithic Power Systems, Inc.
Enphase Energy, Inc.	Power Integrations, Inc.

Our revenues and market capitalization margin were at the 23rd and 100th percentiles, respectively, in relation to the peer group.

Role of Stockholder Say-on-Pay

We pay careful attention to any feedback we receive from our stockholders about our executive compensation program. At our 2020 Annual Meeting of Stockholders, we conducted our annual non-binding, advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Approximately 81% of the votes cast by stockholders on this proposal were cast in support of the compensation paid to our named executive officers. Although the results of the say-on-pay vote are advisory and not binding on the Company, the Board or the Compensation Committee, we value the opinions of our stockholders and take the results of the say-on- pay vote into account when making decisions regarding the compensation of our named executive officers.

Our Executive Compensation Program

The primary components of our executive compensation program are base salary, annual cash incentive bonuses and long-term equity incentive compensation. Consistent with the emphasis we place on pay-for- performance, annual performance-based bonuses and long-term equity incentive compensation in the form of stock options, premium priced stock options and restricted stock constitute a significant portion of our total executive compensation.

Within the context of the overall objectives of our compensation programs, our Compensation Committee and Board of Directors determined the specific amounts of compensation to be paid to each of our executives in 2020 based on a number of factors, including:

•	Our executives’ and Company performance during 2020 in general and as measured against pre- established performance goals;

•	The nature, scope and level of our executives’ responsibilities;

•	Our executives’ effectiveness in leading the Company’s initiatives to increase customer and stockholder value, productivity and revenue growth;

•	The individual experience and skills of, and expected contributions from, our executives;

•

Our executive’s contribution to the Company’s commitment to corporate responsibility, including our executive’s success in creating a culture of unyielding integrity and compliance with applicable law and the Company’s ethics policies;

•	The amounts of compensation being paid to our other executives;

•	Our executives’ contribution to our business performance and financial results;

•	Our executives’ historical compensation at our Company; and

•	Any contractual commitments we have made to our executives regarding compensation.

Each of the primary elements of our executive compensation is discussed in detail below and the compensation paid to our named executive officers in 2020 is discussed under each element. In the descriptions below, we have identified particular compensation objectives which we have designed our executive compensation programs to serve; however, we have designed our compensation programs to complement each other and to collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element to a greater or lesser extent serves each of our objectives.

Base Salary

Base salaries are the smallest component of each executive officer’s total direct compensation and represent a fixed amount paid to each executive for performing his or her normal duties and responsibilities. Our executives’ base salaries reflect the initial base salaries that we negotiated with each of our executives at the time of his initial employment or promotion and our subsequent adjustments to these amounts to reflect market increases, the growth and stage of development of our Company, our executives’ performance and increased experience, any changes in our executives’ roles and responsibilities, and other factors. The following table sets forth the annual base salaries for our named executive officers for each of 2019 and 2020, as well as the percentage increase year-over-year. Consistent with our pay-for-performance philosophy, the increases are merit based in recognition of strong performance and contribution:

Name	2019 Base Salary ($)	2020 Base Salary ($)(1)	Increase (%)
Andrew J. Marsh	600,000	676,442	12.7%	• Mr. Marsh’s last salary increase was in 2014
Paul B. Middleton	375,000	387,188	3.3%	• Mr. Middleton’s last salary increase was in 2014
Sanjay K. Shrestha	306,538	338,222	10.3%	• Mr. Shrestha’s first salary hire in 2019 to reflect additional responsibilities in connection with leadership of our Energy Solutions Business
Keith C. Schmid	391,000	393,317	2.5%	• Mr. Schmid’s last salary increase was in 2015
Jose Luis Crespo	220,000	227,692	3.5%	• Mr. Crespo’s last salary increase was in 2014

(1)

The reported amounts reflect the effective annual base salaries for 2020 which are a composite of (a) base salaries in effect from January 1, 2020 to September 28, 2020, which were as follows: Andrew J. Marsh – $651,923; Paul B. Middleton – $386,250; Sanjay K. Shrestha – $325,962; Keith C. Schmid – $391,000; and Jose Luis Crespo – $226,922 and (b) base salary increases in effect from September 29, 2020 through December 31, 2020, which were as follows: Andrew J. Marsh – $750,000; Paul B. Middleton – $390,000; Sanjay K. Shrestha – $375,000; Keith C. Schmid – $400,000; and Jose Luis Crespo – $230,000.

Annual Cash Incentive Bonuses

Our named executive officers are eligible to receive annual cash incentive bonuses based on our pay-for- performance incentive compensation program. Annual bonuses for 2020 were based upon Company performance as measured against pre-established performance goals, including financial measures, achievement of strategic objectives, and other factors as described in more detail below. The primary objective of this program is to motivate and reward our named executive officers for meeting Company performance goals that drive the long-term success of our business.

At the beginning of the year (and prior to the onset of the pandemic), the Compensation Committee and the Board established threshold, target and stretch attainment levels for each of our named executive officers based on a percentage of his base salary. The threshold level for each performance goal is considered reasonably difficult for the executive to attain, and our expectation for baseline performance before any bonus will be paid. The target attainment level is considered challenging for the executive to attain, and the executive would need to exceed expectations to achieve this level. The stretch attainment level is considered exceptionally challenging for the executive to attain, and the executive would need to significantly outperform to achieve this level. The table below sets forth, for each named executive officer, the threshold, target and stretch annual bonus opportunity, both as a percentage of the named executive officer’s year-end base salary and in dollars.

Name	2020 Threshold Annual Bonus (%)	2020 Threshold Annual Bonus ($)	2020 Target Annual Bonus (%)	2020 Target Annual Bonus ($)	2020 Stretch Annual Bonus (%)	2020 Stretch Annual Bonus ($)
Andrew J. Marsh	65%	487,500	100%	750,000	135%	1,012,500
Paul B. Middleton	65%	253,500	100%	390,000	135%	526,500
Sanjay K. Shrestha	65%	243,750	100%	375,000	135%	506,250
Keith C. Schmid	65%	260,000	100%	400,000	135%	540,000
Jose Luis Crespo	100%	230,000	200%	460,000	400%	920,000

At the beginning of each year the Compensation Committee and the Board select performance metrics and approve Company performance goals. The 2020 metrics and goals were established prior to the onset of the Covid-19 pandemic; however, notwithstanding the potential business disruption that was expected as a result of the pandemic, the goals were not decreased to address the pandemic. The actual amounts of annual incentive bonuses for 2020 were determined based on achievement of these pre-established corporate objectives. The 2020 Company goals approved by our Board and Compensation Committee, the relative weightings assigned to each goal at the beginning of the year, and the performance against these Company goals for 2020 are set forth below.

2020 Annual Incentive Goals	Relative Weighting	Actual Achievement for 2020 (as a % of target)	Weighted Performance
Gross Billings
Threshold: $230 Million
Target: $310 Million	35%	126%	44%
Stretch: $341 Million
Adjusted Operating EBITDA
Threshold: $27 Million
Target: $36 Million	35%	108%	38%
Stretch: $48.5 Million
Key Strategic Initiatives
Threshold: Three
Target: Four	30%	135%	40.5%
Stretch: Five
2020 Company Goal Achievement	100%		122.5%

•

Gross Billings. Gross billings is a measure of topline performance and is based on the invoice value of equipment deployed and services rendered. Invoice value of equipment is measured on a relative basis using cash value within contracts with customers and it is attributed to the period in which the equipment is deployed. To that amount, the Company adds the invoice value for services rendered in the period. These services include fuel provided, extended warranty contracts serviced, and power provided under PPAs. The significant estimates and assumptions underlying gross billings include the allocation of revenue, excluding the provision for warrants, based on relative stand-alone selling prices used in the Company’s GAAP revenue numbers.

•

Adjusted Operating EBITDA. Adjusted Operating EBITDA is a measure of operating performance based on operating income (loss), plus stock-based compensation, plus depreciation and amortization, plus right- of-use asset depreciation and interest associated with PPA financings, plus costs associated with acquisitions, restructuring and other charges.

•	Rationale for Metric Adjustments. In measuring Gross Billings and Adjusted Operating EBITDA for purposes of our annual cash incentive plan, the Compensation Committee focuses on the fundamentals of the underlying business performance and adjusts for items that are not indicative of core performance. The purpose of these adjustments is to ensure that the measurement of performance reflects factors that management can directly control and that payout levels are not artificially inflated or impaired by factors unrelated to the core operation of the business. Accordingly, the calculation of these metrics for compensatory purposes may differ from the calculation for external financial reporting purposes.

After completion of the fiscal year, initially the Chief Executive Officer and other members of management, as appropriate, make a recommendation to the Compensation Committee for each executive’s bonus amount based the level of attainment of each of the Company goals (with the exception of the Chief Executive Officer himself whose level of attainment is evaluated by the Compensation Committee directly).

The Compensation Committee determined the 2020 annual cash incentive awards for the named executive officers using the following framework:

Base Salary	C	Target Percentage	C	70% Financial Performance Payout: 0 - 135%	+	30% Key Strategic Initiatives Payout: 0 - 135%	Extraordinary Personal Contribution Overall Payout Cap of 200%

•	2020 Financial Performance Achievement. The financial performance was formulaically calculated and earned at 117% of target.

•

2020 Key Strategic Initiatives. The Compensation Committee determined that five of the six pre- established strategic initiatives were achieved, resulting in achievement at 135% of target. The five strategic initiatives achieved in 2020 were:

•	New multi-site customer in material handling

•	Commencing development of the Rochester Innovation Center

•	Launching large scale green hydrogen platform

•	Establishing pilot program with three large fuel cell electric vehicles’ customers

•	Establishing a strategic relationship with a large original equipment manufacturer/fuel provider

•

2020 Personal Contribution. While the financial and strategic achievements noted above are impressive, it is even more so given that it was accomplished in the face of the uncertainty and business disruption caused by the Covid-19 pandemic. In addition to driving the business forward with numerous other successful initiatives (see discussion under “Executive Summary—2020 Business and Strategic Highlights”), the management team worked tirelessly to ensure that the Company addressed the special needs of our employees, our customers and our communities during this period. After discussion and consideration, the Compensation Committee determined that it would be appropriate to recognize and reward the named executive officers for their extraordinary contribution during 2020.

The Board, after review and discussion and recommendation from the Compensation Committee, determined the final level of attainment for each of the performance goals and the amount of each executive’s annual incentive bonus. The actual cash incentive bonus amounts paid to our named executive officers with respect to performance in 2020 as well as the actual cash incentive bonus amounts as a percentage of target are set forth in the table below. In addition, as all our employees participated in the same annual bonus program as the named executive officers, all employees similarly earned a 200% bonus payout in recognition of their extraordinary contributions during 2020.

Name	2020 Target Bonus ($)	2020 Financial/ Strategic Performance Achievement (%)	2020 Recognition for Personal Contribution (%)	2020 Actual Bonus Payment ($)	2020 Bonus Payment (% of 2020 Target Bonus Opportunity)
Andrew J. Marsh	750,000	122.5%	77.5%	1,500,000	200%
Paul B. Middleton	390,000	122.5%	77.5%	780,000	200%
Sanjay K. Shrestha	375,000	122.5%	77.5%	750,000	200%
Keith C. Schmid	400,000	122.5%	77.5%	800,000	200%
Jose Luis Crespo	460,000	122.5%	77.5%	920,000	200%

Long-Term Equity Incentive Compensation

Historically, we have granted long-term equity incentive awards in the form of stock options and restricted stock to executives as part of our total compensation package. In 2020, we chose to use a combination of stock options, premium priced stock options, and restricted stock. Consistent with our emphasis on pay-for-performance, these awards represent a significant portion of total executive compensation. Based on the stage of our Company’s development and the incentives we aim to provide to our executives, we have chosen to use either stock options or a combination of stock options and restricted stock for our long-term equity incentive awards. Our decisions regarding the amount and type of long-term equity incentive compensation and relative weighting of these awards among total executive compensation are based on our understanding of market practices of similarly situated companies and our negotiations with our executives in connection with their initial employment or promotion by our Company.

Stock option awards and premium priced stock option awards provide our executive officers with the right to purchase shares of Common Stock at a fixed exercise price typically for a period of up to ten years. Stock options generally vest over three years, beginning with one-third vesting on the first anniversary of the grant date, one-third vesting on the second anniversary of the grant date and the final one-third vesting on the third anniversary of the grant date, subject to continued service to the Company and acceleration in certain circumstances. Stock option awards are made pursuant to our Third Amended and Restated 2011 Stock Option and Incentive Plan (the “2011 Plan”). Except as may otherwise be provided in the applicable stock option award agreement, stock option awards become fully exercisable upon a “change of control” (as defined in the 2011 Plan). The exercise price of each stock option is equal to, or, in the case of premium priced stock options, in excess of, the closing price of Common Stock on the NASDAQ Capital Market as of the option grant date.

Restricted stock awards provide our executive officers with a long-term incentive alternative to the stock option awards. Restricted stock awards generally vest in equal annual installments over three years from the date of grant, subject to continued employment with the Company.

We consider a number of factors in determining the number of shares subject to stock options and the number of shares of restricted stock, if any, to grant to our executives, including:

•

the number of shares subject to, and exercise price of, outstanding options, both vested and unvested, held by our named executive officers and the number of shares subject to unvested restricted stock awards held by our named executive officers;

•	the vesting schedule of the unvested stock options and restricted stock awards held by our named executive officers; and

•	the amount and percentage of our total equity held by our named executive officers.

The table below sets forth information regarding stock options and premium priced stock options (reflecting a 17.5% premium above the grant date exercise price) granted to our named executive officers in 2020:

Name	Number of Shares Subject to Premium Priced Stock Options (#)	Exercise Price Per Share of 17.5% Premium Priced Stock Options ($)	Number of Shares Subject to Non- Premium Priced Stock Options) (#)	Exercise Price Per Share of Non-Premium Priced Stock Options ($)
Andrew J. Marsh	275,000	15.51	275,000	13.20
Paul B. Middleton	100,000	15.51	100,000	13.20
Sanjay K. Shrestha	112,500	15.51	112,500	13.20
Keith C. Schmid	100,000	15.51	100,000	13.20
Jose Luis Crespo	—	—	175,000	13.20

The table below sets forth information regarding restricted stock awards granted to our named executive officers in 2020:

Name	Number of Restricted Shares (#)
Andrew J. Marsh	550,000
Paul B. Middleton	200,000
Sanjay K. Shrestha	225,000
Keith C. Schmid	200,000
Jose Luis Crespo	175,000

Broad-Based Benefits

All full-time employees, including our named executive officers, are eligible to participate in our health and welfare benefit programs, including medical, dental, and vision care coverage, disability insurance and life insurance, and our 401(k) plan on the same basis as other employees.

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his duties, to make him more efficient and effective, and for recruitment and retention purposes.

Employment Agreements

The named executive officers are subject to employment agreements that provide for severance benefits upon certain qualifying terminations of employment with the Company. The Compensation Committee considers these severance benefits to be an important part of the executive compensation program and consistent with competitive market practice. Consistent with market practices, the employment agreements do not include change in control-related tax gross-ups. Additional information regarding the employment arrangements with each of our named executive officers, including a quantification of benefits that would have been received by each named executive officer had his employment terminated on December 31, 2020, is provided under “Employment Agreements” and “Potential Payments upon Termination or Change in Control.”

Relationship of Executive Compensation to Risk

The Compensation Committee considers whether the design of the Company’s executive compensation program encourages senior executives to engage in excessive risk-taking. The Compensation Committee reviews the overall program design, as well as the balance between short-term and long-term compensation, the metrics used to measure performance and the award opportunity under the Company’s incentive compensation program, and the implementation of other administrative features designed to mitigate risk such as vesting requirements, stock ownership guidelines and our clawback policy, each as described in this Compensation Discussion and Analysis. Based on its review, the Compensation Committee believes that the Company’s executive compensation program is aligned to the interests of stockholders, appropriately rewards pay for performance, and does not promote unnecessary or excessive risk.

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for executives, including our named executive officers, and these guidelines are also considered when granting long-term equity incentive awards to executives. The ownership guidelines provide a target level of Company equity holdings with which named executive officers are expected to comply within five years or the date the individual is first appointed as an executive. The target stock holdings are determined as a multiple of the named executive officer’s base salary (5x for the Chief Executive Officer and 3x for the other named executive officers) and then converted to a fixed number of shares using a 200-day average stock price. The following shares are included in determining compliance with the stock ownership guidelines: (i) shares owned outright by the executive or his immediate family members residing in the same household; (ii) shares held in the Plug Power Inc. Savings and Retirement Plan; (iii) restricted stock issued as part of an executive’s annual or other bonus (whether or not vested); (iv) shares acquired upon the exercise of employee stock options; (v) shares underlying unexercised employee stock options times a factor of 33%; and (vi) shares held in trust. The named executive officers who are required to be in compliance with the stock ownership guidelines are in compliance.

Prohibition Against Hedging

The Company maintains an internal “Insider Trading Policy” that is applicable to our executive officers and directors. Among other things, the policy prohibits any employee of the Company (including directors or executive officers) from (i) engaging in short sales of the Company’s securities and from trading in puts, calls or options in respect of the Company’s securities, (ii) buying or selling puts, calls or other derivative securities of the Company or engaging in any other hedging transactions with respect to the Company’s securities or (iii) purchasing any securities of the Company with money borrowed from a bank, brokerage firm or other person for the purchase of purchasing securities or using the Company’s securities as collateral in a margin account.

Clawback Policy

In March 2019, our Compensation Committee and Board of Directors adopted a Policy for Recoupment of Incentive Compensation that covers incentive compensation paid to our executive officers who are subject to the reporting requirements of Section 16 of the Exchange Act. The policy provides that if we are required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirement and/or intentional misconduct by a covered executive, our Compensation Committee may require the covered executive to repay to us any excess compensation received by the covered executive during the covered period. For purposes of this policy, excess compensation means any annual cash bonus and long-term equity incentive compensation received by a covered executive during the three-year period preceding the publication of the restated financial statement that the Compensation Committee determines was in excess of the amount that such covered executive would have received had such annual cash bonus and long-term equity incentive compensation been calculated based on the financial results reported in the restated financial statement.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers. For taxable years beginning before January 1, 2018 (i) these executive officers consisted of a public corporation’s principal executive officer and up to three other executive officers (other than the principal financial officer) whose compensation is required to be disclosed to stockholders under the Exchange Act, because they are the corporation’s most highly- compensated executive officers and (ii) qualifying “performance-based compensation” was not subject to this deduction limit if specified requirements were met.

Pursuant to the Tax Cuts and Jobs Act of 2017, for taxable years beginning after December 31, 2017, the remuneration of a public corporation’s principal financial officer is also subject to the deduction limit. In addition, subject to certain transition rules (which apply to remuneration provided pursuant to written binding contracts which were in effect on November 2, 2017 and which are not subsequently materially modified), for taxable years beginning after December 31, 2017, the exemption from the deduction limit for “performance-based compensation” is no longer available. Consequently, for fiscal years beginning after December 31, 2017, all remuneration in excess of $1 million paid to a specified executive will not be deductible.

In designing our executive compensation program and determining the compensation of our executive officers, including our named executive officers, the Compensation Committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. However, the Compensation Committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m) of the Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its compensation goals. The Compensation Committee believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceed certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any named executive officers, or director with a “gross- up” or other reimbursement payment for any tax liability that the executive officer or director might owe as a result of the application of Sections 280G or 4999 of the Code.

Section 409A of the Internal Revenue Code

Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. Although we do not maintain a nonqualified deferred compensation plan, Section 409A of the Code may apply to certain severance arrangements, bonus arrangements and equity awards. We aim to structure all our severance arrangements, bonus arrangements and equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, to comply with the applicable requirements of Section 409A of the Code.

Accounting for Stock-Based Compensation

We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non- employee members of our Board, including options to purchase shares of our Common Stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Compensation Committee Report

The following Report of the Compensation Committee of the Board of Directors will not be deemed incorporated by reference by any general statement incorporating by reference this Form 10-K into any of the Company’s filings under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

The Compensation Committee reviews and evaluates individual executive officers and recommends or determines the compensation for each executive officer. The Compensation Committee also oversees management’s decisions concerning the performance and compensation of other Company officers, administers the Company’s incentive compensation and other stock-based plans, evaluates the effectiveness of its overall compensation programs, including oversight of the Company’s benefit, perquisite and employee equity programs, and reviews the Company’s management succession plans. A more complete description of the Compensation Committee’s functions is set forth in the Compensation Committee’s charter which is published on the “Investors” section of the Company’s website at www.plugpower.com. Each member of the Compensation Committee is an independent director as defined in the NASDAQ Rules.

In general, the Board and the Compensation Committee design compensation to attract, retain and motivate a superior executive team, reward individual performance, relate compensation to Company goals and objectives and align the interests of the executive officers with those of the Company’s stockholders. The Board and the Compensation Committee rely upon their judgment about each individual—and not on rigid guidelines or formulas, or short-term changes in business performance—in determining the amount and mix of compensation elements for each senior executive officer. Key factors affecting such judgments include: the executive’s performance compared to the goals and objectives established for the executive at the beginning of the year; the nature, scope and level of the executive’s responsibilities; the executive’s contribution to the Company’s financial results; the executive’s effectiveness in leading the Company’s initiatives to increase customer value, productivity and revenue growth; and the executive’s contribution to the Company’s commitment to corporate responsibility, including the executive’s success in creating a culture of unyielding integrity and compliance with applicable law and the Company’s ethics policies.

The Compensation Committee has reviewed the “Compensation Discussion and Analysis” and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the Company’s Proxy Statement relating to the Company’s 2021 Annual Meeting of Stockholders. This report on executive compensation is provided by the undersigned members of the Compensation Committee of the Board of Directors.

Gary K. Willis (Chairman)

George C. McNamee

Johannes M. Roth

Compensation Committee Interlocks and Insider Participation

During 2020, Messrs. Willis (Chairman), McNamee, and Roth served as members of the Compensation Committee. None of the members of our Compensation Committee was an employee or officer of the Company during 2020, a former officer of the Company, or had any other relationships with us requiring disclosure herein. None of our executive officers currently serves or has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as one of our directors or a member of the Compensation Committee.

2020 Summary Compensation Table

The following table sets forth the total compensation awarded to, earned by and paid during the fiscal years indicated for each of our named executive:

Name and Principal Position	Year		Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)
Andrew J. Marsh
President, Chief Executive Officer and Director	2020		676,442	581,250	7,260,000	4,178,075	(5)	918,750	15,555	(6)(7)	13,630,072
	2019		600,000	—	1,449,500	999,700	(8)	631,200	15,170		3,695,570
	2018		600,000	—	980,000	775,000		300,000	14,920		2,669,920
Paul B. Middleton
Chief Financial Officer and Senior Vice President	2020		387,188	302,250	2,640,000	1,519,300	(9)	477,750	15,555	(6)(7)	5,342,043
	2019		375,000	—	557,500	384,500	(10)	394,500	15,170		1,726,670
	2018		375,000	—	392,000	310,000		187,500	14,920		1,279,420
Sanjay K. Shrestha
Chief Strategy Officer	2020		338,222	290,625	2,970,000	1,709,213	(11)	459,375	15,361	(6)(12)	5,782,796
	2019	(13)	306,538	—	346,500	249,150		300,000	9,033		1,211,221
Keith C. Schmid
Chief Operating Officer and Senior Vice President	2020		393,317	310,000	2,640,000	1,519,300	(9)	490,000	15,555	(6)(7)	5,368,172
	2019		391,000	—	557,500	384,500	(10)	411,332	15,170		1,759,502
	2018		391,000	—	490,000	387,500		195,500	14,920		1,478,920
Jose Luis Crespo
Vice President-Global Sales	2020		227,692	356,501	2,310,000	1,368,150		563,500	15,026	(6)(14)	4,840,869
	2019		220,000	—	446,000	307,600	(5)	505,340	14,668		1,493,608
	2018		220,000	—	392,000	310,000		220,000	14,691		1,156,691

(1)

As discussed in greater detail in the “Compensation Discussion and Analysis,” while the Company’s 2020 financial and strategic achievements were impressive, it was even more so given that it was accomplished in the face of the uncertainty and business disruption caused by the Covid-19 pandemic. In addition to driving the business forward with numerous other successful initiatives (see discussion under “Executive Summary—2020 Business and Strategic Highlights”), the management team worked tirelessly to ensure that the Company addressed the special needs of our employees, our customers and our communities during this period. After discussion and consideration, the Compensation Committee determined that it would be appropriate to recognize and reward all our employees (including the named executive officers) for their extraordinary commitment and contribution to the Company by paying an additional cash bonus equal to 77.5% of the relevant target bonus.

(2)

This column represents the aggregate grant date fair value of the stock award computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. Fair value is calculated using the closing price of Plug Power stock on the date of grant. For additional information on stock awards, refer to note 18 of the Company’s consolidated financial statements in this Annual Report on Form 10-K. These amounts reflect the Company’s accounting expense for these awards, excluding the impact of estimated forfeitures, and do not correspond to the actual value that will be recognized by our named executive officers.

(3)

This column represents the aggregate grant date fair value of the option award computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. For additional information on the valuation assumptions with respect to option awards, refer to note 18 of the Company’s consolidated financial statements in this Annual Report on Form 10-K. These amounts reflect the Company’s accounting expense, excluding the impact of estimated forfeitures, for these awards, and do not correspond to the actual value that will be recognized by our named executive officers.

(4)

This column represents the amount of bonuses earned by executives under our annual cash incentive plan. As discussed in the “Compensation Discussion and Analysis,” the metrics and goals for 2020 were established prior to the onset of the COVID-19 pandemic; however, notwithstanding the potential business disruption that was expected as a result of the pandemic, the goals were not decreased to address the pandemic.

(5)	Includes a premium priced stock option with a grant date fair value of $2,028,125.
(6)	Includes the Company’s share of contributions on behalf of each of Messrs. Marsh, Middleton, Shrestha, Schmid and Crespo to the Plug Power 401(k) savings plan in the amount of $14,250 in 2020.
(7)	Includes the Company’s share of contributions on behalf of Messrs. Marsh, Middleton and Schmid in the amount of $1,305 for life insurance premiums in 2020.
(8)	Includes a premium priced stock option with a grant date fair value of $490,750.
(9)	Includes a premium priced stock option with a grant date fair value of $737,500.
(10)	Includes a premium priced stock option with a grant date fair value of $188,750.
(11)	Includes a premium priced stock option with a grant date fair value of $829,688.
(12)	Includes the Company’s share of contributions on behalf of Mr. Shrestha in the amount of $1,111 for life insurance premiums in 2020.
(13)	Mr. Shrestha joined the Company as a Chief Strategy Officer on April 15, 2019.
(14)	Includes the Company’s share of contributions on behalf of Mr. Crespo in the amount of $776 for life insurance premiums in 2020.

Pay Ratio Disclosure

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd- Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The PEO of our Company is Mr. Marsh.

We believe that our compensation philosophy must be consistent and internally equitable to motivate our employees to create shareholder value. The purpose of the required disclosure is to provide a measure of the equitability of pay within the organization. We are committed to internal pay equity, and our Compensation Committee monitors the relationship between the pay our PEO receives and the pay our non-executive employees receive.

For 2020, the annual total compensation of Mr. Marsh, our PEO, of $13,630,072 as shown in the Summary Compensation Table above, was approximately 203 times the annual total compensation of $67,062 of the median employee calculated in the same manner. We identified the median employee using the amount reported as compensation on the employee’s Form W-2 for the year ended December 31, 2020 for all individuals who were employed by us on December 31, 2020, the last day of our payroll year (whether employed on a full-time, part-time, or seasonal basis).

Grants of Plan-Based Awards

The following table sets forth information concerning the grants of plan-based awards to the Company’s named executive officers during the year ended December 31, 2020.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares or Stock Units(#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)		Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards(6)($)
Name	Grant Date(1)	Threshold ($)	Target ($)
Andrew J. Marsh	—	487,500	750,000
	09/28/20	—	—	550,000	—			7,260,000
	09/28/20	—	—	—	275,000		13.20	2,149,950
	09/28/20	—	—	—	275,000	(7)	15.51	2,028,125
Paul B. Middleton		253,500	390,000	—
	09/28/20	—	—	200,000	—			2,640,000
	09/28/20	—	—	—	100,000		13.20	781,800
	09/28/20	—	—	—	100,000	(7)	15.51	737,500
Sanjay K. Shrestha	—	243,750	375,000
	09/28/20	—	—	225,000	—			2,970,000
	09/28/20	—	—	—	112,500		13.20	879,525
	09/28/20	—	—	—	112,500	(7)	15.51	829,688
Keith C. Schmid	—	260,000	400,000
	09/28/20	—	—	200,000	—			2,640,000
	09/28/20	—	—	—	100,000		13.20	781,800
	09/28/20	—	—	—	100,000	(7)	15.51	737,500
Jose Luis Crespo	—	230,000	460,000
	09/28/20	—	—	175,000	—			2,310,000
	09/28/20	—	—	—	175,000		13.20	1,368,150
	09/28/20	—	—	—

(1)	Each grant was approved by our Compensation Committee on the grant date indicated.
(2)

The amounts reported represent the threshold and target amounts of potential cash payouts under our annual incentive bonus program. The actual amounts paid for Fiscal 2020 are disclosed in the “Non- Equity Incentive Plan Compensation” column of the 2020 Summary Compensation Table above.

(3)

This column shows the number of restricted shares granted in 2020 to our named executive officers. The restrictions lapse ratably in three equal annual installments, beginning one year from the date of grant, subject to the executive’s continued service to us through the applicable vesting date.

(4)

This column shows the number of shares subject to stock options granted in 2020 to our named executive officers. These options vest and become exercisable ratably in three equal annual installments, beginning one year from the date of grant, subject to the executive’s continued service to us through the applicable vesting date.

(5)	This column shows the per share exercise price for the stock options granted.
(6)

This column represents the aggregate grant date fair value of the stock awards and option awards computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures. For additional information on the valuation assumptions with respect to option awards, refer to note 18 of the Company’s consolidated financial statements in this Annual Report on Form 10-K. These amounts reflect the Company’s accounting expense for these awards, excluding the impact of estimated forfeitures, and do not correspond to the actual value that will be recognized by our named executive officers.

(7)	These represent premium priced stock options with exercise prices approximately 17.5% greater than the closing price of our Common Stock on the date of grant.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock and option awards by our named executive officers as of December 31, 2020. There were no other stock or option awards held by our named executive officers as of December 31, 2020. For additional information about the awards, see the description of equity incentive compensation in the section titled “Compensation Discussion and Analysis.”

		Option Awards(1)(2)				Stock Awards(1)(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)(3)
Andrew J. Marsh	4/13/11	106,600	—	6.10	4/13/21	—	—
	8/31/17	466,668	—	2.14	8/31/27	—	—
	8/28/18	—	166,667	1.96	8/28/28	—	—
	8/28/18	—	—	—	—	166,667	5,651,678
	8/19/19	—	216,667	2.23	8/19/29	—	—
	8/19/19	—	—	—	—	433,333	14,694,322
	8/19/19	—	216,667	2.62	8/19/29	—	—
	9/28/20	—	275,000	13.20	9/28/30	—	—
	9/28/20	—	—	—	—	550,000	18,650,500
	9/28/20	—	275,000	15.51	9/28/30	—	—
Paul B. Middleton	8/28/18	—	66,667	1.96	8/28/28	—	—
	8/28/18	—	—	—	—	66,667	2,260,678
	8/19/19	—	83,333	2.23	8/19/29	—	—
	8/19/19	—	—	—	—	166,667	5,651,678
	8/19/19	—	83,333	2.62	8/19/29	—	—
	9/28/20	—	100,000	13.20	9/28/30	—	—
	9/28/20	—	—	—	—	200,000	6,782,000
	9/28/20	—	100,000	15.51	9/28/30	—	—
Sanjay K. Shrestha	5/9/19	—	100,000	2.31	5/09/29	—	—
	5/9/19	—	—	—	—	100,000	3,391,000
	9/28/20	—	112,500	13.20	9/28/30	—	—
	9/28/20	—	—	—	—	225,000	7,629,750
	9/28/20	—	112,500	15.51	9/28/30	—	—
Keith C. Schmid	10/23/13	100,000	—	0.57	10/23/23	—	—
	8/28/18	1	83,333	1.96	8/28/28	—	—
	8/28/18	—	—	—	—	83,333	2,825,822
	8/19/19	41,667	83,333	2.23	8/19/29	—	—
	8/19/19	—	—	—	—	166,667	5,651,678
	8/19/19	41,667	83,333	2.62	8/19/29	—	—
	9/28/20	—	100,000	13.20	9/28/30	—	—
	9/28/20	—	—	—	—	200,000	6,782,000
	9/28/20	—	100,000	15.51	9/28/30	—	—
Jose Luis Crespo	8/28/18	1	66,667	1.96	8/28/28	—	—
	8/28/18	—	—	—	—	66,667	2,260,678
	8/19/19	—	66,667	2.23	8/19/29	—	—
	8/19/19	—	—	—	—	133,333	4,521,322
	8/19/19	—	66,667	2.62	8/19/29	—	—
	9/28/20	—	175,000	13.20	9/28/30	—	—
	9/28/20	—	—	—	—	175,000	5,934,250

(1)	All equity awards were granted pursuant to our 2011 Plan.
(2)

Each equity award vests over a three year period with one-third (1/3) of the shares subject to the award vesting on each of the first three anniversaries of the grant date, subject to the executive’s continued service to us through each applicable vesting date.

(3)

This column represents the market value of the unvested restricted stock awards calculated based on the closing price of our Common Stock ($33.91) on December 31, 2020, the last business date of Fiscal 2020.

Options Exercised and Stock Vested

The following table sets forth information with respect to each of our named executive officers that exercised stock options or vested in restricted stock during the year ended December 31, 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)($)	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)($)
Andrew J. Marsh	4,570,831	34,704,898	383,333	5,135,829
Paul B. Middleton	1,566,667	26,878,515	149,999	2,008,820
Sanjay K. Shrestha	50,000	467,618	50,000	215,500
Keith C. Schmid	2,016,666	36,728,171	166,667	2,226,671
Jose Luis Crespo	1,224,998	13,861,700	133,333	1,781,329

(1)

The value realized on exercise is equal to the difference between the closing price of the stock on the exercise date less the per share exercise price, multiplied by the number of shares for which the option was being exercised.

(2)	Amounts disclosed in this column were calculated based on the fair market value of the shares on the date of vesting.

Employment Agreements

The Company and Mr. Marsh are parties to an employment agreement which renews automatically for successive one-year terms unless Mr. Marsh or the Company gives notice to the contrary. Mr. Marsh receives an annual base salary of $750,000 and is eligible to: (i) receive an annual incentive bonus targeted at an amount equal to one hundred percent (100%) of his annual base salary; (ii) participate in all savings and retirement plans; and (iii) participate in all benefit plans and executive perquisites. Mr. Marsh’s employment may be terminated by the Company with or without “Cause,” as defined in the agreement, or by Mr. Marsh for “Good Reason,” as defined in the agreement, or without Good Reason upon written notice of termination to the Company. If Mr. Marsh’s employment is terminated by the Company without Cause, the Company is obligated to pay Mr. Marsh a lump sum equal to the sum of the following amounts:

(a)	one (1) times annual base salary, and

(b)	one (1) times the annual incentive bonus for the immediately preceding fiscal year.

In addition, as of the date of termination, any restricted stock, stock options and other stock awards held by Mr. Marsh will accelerate vesting as if he had remained an employee for an additional twelve (12) months following the date of termination. Further, subject to Mr. Marsh’s copayment of premium amounts at the active employees’ rate, Mr. Marsh will be eligible to continue to participate in the Company’s group health, dental, vision and life insurance programs for twelve (12) months following his termination.

The agreement also provides that if, within twelve (12) months after a “Change in Control,” as defined in the agreement, the Company terminates Mr. Marsh’s employment without Cause or Mr. Marsh terminates his employment for Good Reason, then he is entitled to:

(i)

receive a lump sum payment equal to three (3) times the sum of (i) his current annual base salary plus (ii) his average annual incentive bonus over the three (3) fiscal years prior to the Change in Control (or his annual incentive bonus for the fiscal year immediately preceding to the Change in Control, if higher),

(ii)	accelerated vesting of his stock options and other stock-based awards that would have vested had he remained an active employee for twelve (12) months following his termination, and

(iii)

subject to Mr. Marsh’s copayment of premium amounts at the active employees’ rate, continued participation in the Company’s group health, dental, vision and life insurance programs for twelve (12) months following such termination.

The Company and Messrs. Middleton, Shrestha, Schmid and Crespo are each parties to an employment agreement pursuant to which, if the executive’s employment is terminated by the Company without “Cause,” as defined in the applicable agreement, the Company is obligated to pay the executive a lump sum amount equal to one (1) times his annual base salary. In addition, as of the date of termination, any restricted stock, stock options and other stock awards held by the executive will accelerate vesting as if he had remained an employee for an additional twelve (12) months following the date of termination. Further, subject to the executive’s copayment of premium amounts at the active employees’ rate, the Company is required to continue paying its share of the premiums for the executive’s participation in the Company’s group health plans for twelve (12) months following his termination.

The employment agreements also provide that if, within twelve (12) months after a “Change in Control,” as defined in the applicable agreement, the Company terminates such executive’s employment without Cause or the executive terminates his employment for “Good Reason” as defined in the applicable agreement, then such executive shall be entitled to:

(i)

receive a lump sum payment equal to the sum of (i) his average annual base salary over the three (3) fiscal years immediately prior to the Change in Control (or the executive’s annual base salary in effect immediately prior to the Change in Control, if higher) and (ii) his average annual bonus over the three (3) fiscal years prior to the Change in Control (or the executive’s annual bonus in effect immediately prior to the Change in Control, if higher),

(ii)

accelerated vesting of his stock options and other stock-based awards that would have vested had he remained an active employee for twelve (12) months following his termination (or, in the case of Mr. Middleton, full accelerated vesting of all stock options and other stock-based awards held by him), and

(iii)

subject to the executive’s copayment of premium amounts at the active employees’ rate, continued payment by the Company of its share of the premiums for the executive’s participation in the Company’s group health plans for twelve (12) months following the date of termination.

Potential Payments Upon Termination or Change in Control

The Company and Messrs. Marsh, Middleton, Shrestha, Schmid and Crespo are parties to employment agreements, respectively, that provide for a potential payment upon termination of employment other than for “Cause” as discussed above in “Employment Agreements.”

Such payments by the Company to any of the executives are subject to the executive signing a general release of claims in a form and manner satisfactory to the Company. An executive is not entitled to receive any such payment in the event he breaches the Employee Patent, Confidential Information and Non-Compete

Agreement referenced in the executive’s respective agreement or any non-compete, non-solicit or non-disclosure covenants in any agreement between the Company and such executive. We agreed to provide severance payments to such executives in these circumstances based on our negotiations with each of our executives at the time they joined our Company, or as negotiated subsequent to hiring, and in order to provide a total compensation package that we believed to be competitive. Additionally, we believe that providing severance upon a termination of employment without Cause can help to encourage our executives to take the risks that we believe are necessary for our Company to succeed and also recognizes the longer hiring process typically involved in hiring a senior executive.

If Mr. Marsh had been terminated without Cause on December 31, 2020 and such termination was not within twelve (12) months following a Change in Control, the approximate value of the severance package, including, as mentioned above in “Employment Agreements,” salary, benefits and accelerated vesting of equity awards, under his employment agreement would have been $36,440,468. If Mr. Middleton, Mr. Shrestha, Mr. Schmid, or Mr. Crespo had been terminated without Cause on December 31, 2020 and such termination was not within twelve (12) months following a Change in Control, the approximate value of the severance packages, including, as mentioned above in “Employment Agreements,” salary, benefits and accelerated vesting of equity awards, under the employment agreement for such named executive officer would have been as follows: Mr. Middleton—$14,257,236, Mr. Shrestha—$8,029,183, Mr. Schmid—$15,383,037, and Mr. Crespo—$12,709,207.

The Company and Messrs. Marsh, Middleton, Shrestha, Schmid, and Crespo are parties to employment agreements, respectively, that provide for a potential payment upon a termination of employment by the Company without Cause or a resignation by the executive for Good Reason within twelve (12) months following a Change in Control, as discussed above in “Employment Agreements.” Such payments by the Company to any of the executives are subject to the executive signing a general release of claims in a form and manner satisfactory to the Company. An executive is not entitled to receive any such payment in the event he breaches the Employee Patent, Confidential Information and Non-Compete Agreement referenced in the executive’s respective agreement or any non-compete, non-solicit or non-disclosure covenants in any agreement between the Company and such executive.

We agreed to provide payments to these executives in these circumstances in order to provide a total compensation package that we believed to be competitive. Additionally, the primary purpose of our equity-based incentive awards is to align the interests of our executives and our stockholders and provide our executives with strong incentives to increase stockholder value over time. As change in control transactions typically represent events where our stockholders are realizing the value of their equity interests in our Company, we believe it is appropriate for our executives to share in this realization of stockholder value, particularly where their employment is terminated in connection with the change in control transaction. We believe that this will also help to better align the interests of our executives with our stockholders in pursuing and engaging in these transactions.

If a Change in Control had occurred on December 31, 2020 and on that date the employment of Mr. Marsh, Mr. Middleton, Mr. Shrestha, Mr. Schmid, or Mr. Crespo had been terminated by the Company without Cause or the executive had resigned for Good Reason, the value of the of the severance packages, including, as mentioned above in “Employment Agreements,” salary, benefits and accelerated vesting of equity awards, under the employment agreements for each such named executive officer would have been as follows: Mr. Marsh—$39,102,106, Mr. Middleton—$14,204,736, Mr. Shrestha—$7,978,702, Mr. Schmid—$15,329,191, and Mr. Crespo—$12,678,245. The employment agreements provide for a modified cutback such that, any payments or benefits payable under the employment agreements or otherwise would be subject to the excise tax imposed by Section 4999 of the Code, the executive will receive the greater after-tax amount of either: (i) the full payment or (ii) a reduced payment that does not give rise to the excise tax imposed by Section 4999 of the Code. The foregoing numbers do not reflect any cutback. None of the executives are entitled to any tax gross-up payments related to severance payments or otherwise.

PROPOSAL 2: APPROVAL OF THE CHARTER AMENDMENT

Summary

The Board of Directors has adopted resolutions approving, and recommending that the stockholders approve, an amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 750,000,000 shares to 1,500,000,000 shares, an increase of 750,000,000 shares. The authorized capital stock of the Company currently consists of 750,000,000 shares of Common Stock and 5,000,000 shares of undesignated preferred stock, par value $0.01 per share. If the proposed amendment is approved, the authorized capital stock of the Company will consist of 1,500,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share. The form of the Fifth Certificate of Amendment of the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock is attached as Appendix A to this Proxy Statement (the “Charter Amendment”).

The Board is recommending the proposed increase in the number of authorized shares of Common Stock to provide additional authorized shares of Common Stock for use in connection with potential future financings, strategic opportunities, acquisitions, employee benefit plans or for other corporate purposes. The Board determined that the Charter Amendment is advisable and in the best interests of the Company and directed that the Charter Amendment be submitted for adoption and approval by stockholders at the Annual Meeting. The Charter Amendment would not affect the number of authorized shares of preferred stock. Currently, there are no shares of preferred stock issued and outstanding. Except for shares of Common Stock that are reserved for issuance, the Company has no commitments at this time for the issuance of additional shares of Common Stock, but desires to position itself to do so when needs arise and market conditions warrant.

As of the Record Date, there were 568,317,504 shares of Common Stock issued and outstanding and 143,077,736 shares of Common Stock reserved for issuance, leaving a balance of 38,604,760 shares of authorized and unissued Common Stock available for issuance. The Company is obligated to reserve for future issuance a sufficient number of shares of Common Stock to meet the Company’s obligations to issue Common Stock upon the exercise and conversion of the Company’s senior convertible notes, outstanding warrants to purchase Common Stock and outstanding options and other compensatory equity awards. The Company was obligated to reserve 143,077,736 shares as of the Record Date.

If the Charter Amendment is approved by the stockholders, 1,500,000,000 shares of Common Stock will be authorized for issuance and the additional authorized shares of Common Stock may be issued by the Company without any further action by the stockholders. Any additional authorized shares of Common Stock, if and when issued, would be part of the Company’s existing class of Common Stock, and would have the same rights and privileges as the currently outstanding shares of Common Stock. The issuance of additional authorized shares of Common Stock, may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. Although the Board of Directors has no present intention of issuing additional shares for such purposes, the proposed increase in the number of authorized shares could also enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company.

If the Company’s stockholders adopt and approve the Charter Amendment, the Charter Amendment will become effective on the date that it is filed with the Secretary of State of the State of Delaware. If the Charter Amendment is adopted and approved by the stockholders, the Company currently anticipates filing the Charter Amendment with the Secretary of State of the State of Delaware on or around July 30, 2021.

Failure by the stockholders to approve the Charter Amendment would reduce the ability of the Board to take the potential future actions to issue additional Common Stock discussed above.

Vote Required for Approval

A quorum being present, the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock is required for the approval of the Charter Amendment. For purposes of determining whether this proposal has passed, abstentions and broker non-votes will be treated as votes cast against this proposal.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE CHARTER AMENDMENT.

PROPOSAL 3: APPROVAL OF THE COMPANY’S 2021 STOCK OPTION AND INCENTIVE PLAN

Proposal

The Board believes that stock-based incentive awards play an important role in our success by encouraging and enabling our officers, employees, non-employee directors and consultants upon whose judgment, initiative and efforts we largely depend for the successful conduct of our business to acquire an interest in our Company. The Board of Directors believes that providing such persons with a direct stake in our Company assures a closer identification of the interests of such individuals with those of our Company and its stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with Plug Power.

On June 29, 2021, the Board of Directors adopted, subject to stockholder approval, the Plug Power Inc. 2021 Stock Option and Incentive Plan (the “2021 Plan”). The 2021 Plan is designed to enhance the flexibility to grant equity awards to our officers, employees, non-employee directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board of Directors and/or the Compensation Committee. A copy of the 2021 Plan is attached as Appendix B to this Proxy Statement and is incorporated herein by reference.

If the 2021 Plan is approved, we intend to discontinue granting awards under the Plug Power Inc. Third Amended and Restated 2011 Stock Option and Incentive Plan (the “2011 Plan”) and no new awards shall be granted under the 2011 Plan following the effective date of the 2021 Plan.

As of December 31, 2020, there were:

•

Stock options to acquire 10,284,498 shares of Common Stock outstanding under our equity compensation plans, with a weighted average exercise price of $5.78 and a weighted average remaining term of 7.8 years; and

•	5,874,642 unvested full value awards with time-based vesting outstanding under our equity compensation plans.

Other than the foregoing, no awards were outstanding under our equity compensation plans as of December 31, 2020. As of December 31, 2020, there were 848,909 shares of Common Stock available for awards under our equity compensation plans.

Summary of Material Features of the 2021 Plan

The material features of the 2021 Plan are:

•

The maximum number of shares of Common Stock to be issued under the 2021 Plan is 22,500,000 plus any shares of Stock that are available for grant under the 2011 Plan as of the effective date of the 2021 Plan;

•

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, and dividend equivalent rights is permitted;

•

Shares tendered or held back for taxes will not be added back to the reserved pool under the 2021 Plan. Upon the exercise of a stock appreciation right that is settled in shares of Common Stock, the full number of shares underlying the award will be charged to the reserved pool under the 2021 Plan. Additionally, shares we reacquire on the open market will not be added to the reserved pool under the 2021 Plan;

•	Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval;

•	The value of all awards awarded under the 2021 Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $950,000;

•	A minimum vesting period of one year is required for all equity awards, other than a limited number of excepted awards under the 2021 Plan;

•	Any dividends and dividend equivalent rights payable with respect to any equity award are subject to the same vesting provisions as the underlying award;

•

For purposes of determining the number of shares of Common Stock available for issuance under the 2021 Plan, the grant of any full value award (i.e., an award other than an option or a stock appreciation right) is deemed as an award of 1.5 shares of Common Stock for each such share of Common Stock actually subject to the award;

•	Any material amendment to the 2021 Plan is subject to approval by our stockholders; and

•	The term of the 2021 Plan will expire on July 30, 2031.

Based solely on the closing price of our Common Stock as reported by the NASDAQ Capital Market on May 31, 2021 and the maximum number of shares that would have been available for awards as of such date under the 2021 Plan, the maximum aggregate market value of the Common Stock that could potentially be issued under the 2021 Plan is $690,750,000. The shares of Common Stock underlying any awards that are forfeited, canceled, cash-settled or otherwise terminated, other than by exercise, under the 2021 Plan and the 2011 Plan will be added back to the shares of Common Stock available for issuance under the 2021 Plan. Shares tendered or held back upon exercise of a stock option or settlement of an award under the 2021 Plan to cover the exercise price or tax withholding and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof, will not be added back to the shares of Common Stock available for issuance under the 2021 Plan. In addition, shares of Common Stock repurchased on the open market will not be added back to the shares of Common Stock available for issuance under the 2021 Plan.

Rationale for Share Increase

The 2021 Plan is critical to our ongoing effort to continue to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and the Board of Directors believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Compensation Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees with those of our stockholders and motivate our employees to act as owners of the business.

Burn rate

The following table sets forth information regarding historical awards granted and earned for the 2018 through 2020 period, and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average number of shares of Common Stock outstanding for that year, for each of the last three fiscal years:

Share Element	2018	2019	2020
Stock Options Granted	2,679,667	3,221,892	3,509,549
Time-Based Full-Value Awards Granted	2,496,384	3,316,177	3,263,324
Total Awards Granted	5,176,051	6,538,069	6,772,873
Weighted average common shares outstanding during the fiscal year	218,882,337	237,152,780	354,790,106
Annual Burn Rate	2.36%	2.76%	1.91%
Three-Year Average Burn Rate		2.34%

Our Compensation Committee determined the size of the reserved pool under the 2021 Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and an assessment of the magnitude of increase that our institutional investors and the firms that advise them would likely find acceptable. We anticipate that, if our request to increase the share reserve is approved by our stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees for the next one to two years.

Summary of the 2021 Plan

The following description of certain features of the 2021 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2021 Plan, which is attached hereto as Appendix B.

Administration. The 2021 Plan will be administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2021 Plan. The Compensation Committee may delegate to a committee consisting of one or more of our officers the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.

Eligibility; Plan Limits. All of our officers, employees, non-employee directors and consultants are eligible to participate in the 2021 Plan, subject to the discretion of the administrator. As of May 31, 2021, approximately 1,288 individuals would have been eligible to participate in the 2021 Plan had it been effective on such date, which includes seven executive officers, 1,251 employees who are not executive officers, nine non-employee directors and 21 consultants. There are certain limits on the number of awards that may be granted under the 2021 Plan. For example, no more than 22,500,000 shares of Common Stock may be granted in the form of incentive stock options.

Director Compensation Limit. The 2021 Plan provides that the value of all awards awarded under the 2021 Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $950,000.

Minimum Vesting Period. The minimum vesting period for each equity award granted under the 2021 Plan must be at least one year, provided (1) that up to 5% of the shares authorized for issuance under the 2021 Plan may be utilized for unrestricted stock awards or other equity awards with a minimum vesting period of less than one year and (2) annual awards to non-employee directors that occur in connection with the Company’s annual meeting of stockholders may vest on the date of the Company’s next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting. In addition, the Compensation Committee may grant equity awards that vest within one year (i) if such awards are granted as substitute awards in replacement of other awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within one year or (ii) if such awards are being granted in lieu of fully vested cash compensation.

Stock Options. The 2021 Plan permits the granting of (1) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2021 Plan will be non-qualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of Plug Power and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee. Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the Common Stock on the date of grant. Fair market value for this purpose will be determined by reference to the price of the shares of Common Stock on the NASDAQ Capital Market. The exercise price of an option may not be reduced after the date of the option grant without stockholder approval, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and generally may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2021 Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of Common Stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the aggregate exercise price.

To qualify as incentive stock options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of Common Stock or cash equal to the value of the appreciation in the stock price over the exercise price. Except in the case of stock appreciation rights (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant or (iii) that are compliant with Section 409A of the Code, the exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of a stock appreciation right generally may not exceed ten years.

Restricted Stock. The Compensation Committee may award shares of Common Stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment (or other service relationship) with us through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividends but dividends payable with respect to a restricted stock award shall not be paid unless and until the awards vests.

Restricted Stock Units. The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of Common Stock or cash subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment (or other service relationship) with us through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code.

Unrestricted Stock Awards. The Compensation Committee may also grant (or sell at par value or such higher price determined by the Compensation Committee) shares of Common Stock that are free from any restrictions under the 2021 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights may be granted as a component of an award of restricted stock units or as a freestanding award and will be paid only if the related award becomes vested. Dividend equivalent rights may not be granted as a component of a stock option or stock appreciation right award. Dividend equivalent rights may be settled in cash, shares of Common Stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards. The Compensation Committee may grant cash bonuses under the 2021 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Change of Control Provisions. In the event of a “sale event,” as defined in the 2021 Plan, awards under the 2021 Plan may be assumed, continued or substituted. In the event that awards are not assumed, continued or substituted, except as otherwise provided in the award agreement, upon the effective time of the sale event, all awards with time-based conditions or restrictions will become vested and exercisable or non-forfeitable upon the sale event, and awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Compensation Committee’s discretion or to the extent specified in the relevant award agreement. In addition, we may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration, such option or stock appreciation right shall be cancelled for no consideration). We also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2021 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of Common Stock that are subject to the 2021 Plan, to certain limits in the 2021 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the 2021 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Compensation Committee may require that tax withholding obligations satisfied by withholding shares of Common Stock to be issued pursuant to exercise or vesting. The Compensation Committee may also require our tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to us in an amount that would satisfy the withholding amount due.

Amendments and Termination. The Board may at any time amend or discontinue the 2021 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of NASDAQ, any amendments that materially change the terms of the 2021 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive stock options.

Effective Date of Plan. The 2021 Plan was approved by our Board on June 29, 2021. Awards of incentive stock options may be granted under the 2021 Plan until June 29, 2031. No other awards may be granted under the 2021 Plan after the date that is ten years from the date of stockholder approval.

New Plan Benefits

Because the grant of awards under the 2021 Plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of shares of Common Stock that will in the future be received by or allocated to any participant in the 2021 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2021 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2020: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

	Options			Stock Awards
Name and Position	Average Exercise Price ($)		Number of Awards (#)	Dollar Value ($)(1)		Number of Awards (#)
Andrew J. Marsh, President, Chief Executive Officer and Director	14.36		550,000	7,260,000		550,000
Paul B. Middleton, Chief Financial Officer and Senior Vice President	14.36		200,000	2,640,000		200,000
Sanjay K. Shrestha, Chief Strategy Officer	14.36		225,000	2,970,000		225,000
Keith C. Schmid, Chief Operating Officer and Senior Vice President	14.36		200,000	2,640,000		200,000
Jose Luis Crespo, Vice President-Global Sales	13.20		175,000	2,310,000		175,000
All current executive officers, as a group	14.20	(2)	1,560,000	20,592,000	(3)	1,560,000
All current directors who are not executive officers, as a group	4.88	(2)	89,649	437,500	(3)	89,649
All current employees who are not executive officers, as a group	11.96	(2)	1,789,900	19,671,400	(3)	1,577,500

(1)

The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 10 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2020.

(2)	Represents the weighted-average exercise price for the group.
(3)	Represents the aggregate grant date fair value for the group.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2021 Plan. It does not describe all federal tax consequences under the 2021 Plan, nor does it describe state or local tax consequences.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of Common Stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of Common Stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of Common Stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. We generally will be entitled to a tax deduction in connection with other awards under the 2021 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, our deduction for awards under the 2021 Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Equity Compensation Plan Information

The following table gives information, as of December 31, 2020, about the shares of our Common Stock that may be issued upon the exercise of options and restricted stock under the Company’s 1999 Stock Option and Incentive Plan, as amended (the “1999 Plan”), and the 2011 Plan:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)(1)	Number of shares remaining for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by security holders	15,234,454	(2)	$3.65	848,909	(3)
Equity compensation plans not approved by security holders	924,686	(4)	$4.12	—

Total	16,159,140			848,909

(1)	The weighted-average exercise price is calculated solely based on outstanding options.
(2)	Represents 121,019 outstanding options issued under the 1999 Plan, 9,238,793 outstanding options issued under the 2011 Plan and 5,874,642 shares of restricted stock granted under the 2011 Plan.
(3)	Includes shares available for future issuance under the 2011 Plan.
(4)	Included in equity compensation plans not approved by stockholders are shares granted to new employees as an inducement to join the Company pursuant to Rule 5635(c)(4) of the NASDAQ listing rules.

Vote Required for Approval

A quorum being present, the affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for the approval of the 2021 Plan.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU

VOTE “FOR” THE APPROVAL OF THE PLUG POWER INC. 2021 STOCK OPTION AND INCENTIVE PLAN

PROPOSAL 4: NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

Overview

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act, we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices.

As described in the section titled “Compensation Discussion and Analysis,” herein, our executive compensation program is designed to (1) attract and retain talented and experienced executives, (2) motivate and reward executives whose knowledge, skills and performance are critical to our success, (3) provide a competitive compensation package which is weighted towards pay-for-performance and in which total compensation is primarily determined by Company and individual results and the creation of stockholder value, (4) ensure fairness among the executive management team by recognizing the contributions each executive makes to our success, and (5) motivate our executives to manage our business to meet our short- and long-term objectives and reward them for meeting these objectives. In order to align executive compensation with the interests of our stockholders, an important portion of compensation for our named executive officers is “at risk,” or contingent upon the successful achievement of annual strategic corporate goals that we believe will drive stockholder value. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our objectives. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Plug Power Inc. (the “Company”) approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

We encourage stockholders to read closely the “Executive Compensation” section of this Proxy Statement beginning with “Compensation Discussion and Analysis” for additional details on the Company’s executive compensation programs and philosophy.

This vote is advisory, and therefore will not be binding upon the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value constructive dialogue with, and the opinions of, our stockholders on executive compensation and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

Vote Required for Approval

A quorum being present, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal is required to approve this resolution.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Introduction

The Audit Committee has appointed the firm of KPMG LLP, to serve as independent auditors of the Company for 2021. KPMG LLP has served as the Company’s independent auditors since December 3, 2001. The Audit Committee reviewed and discussed its selection of, and the performance of, KPMG LLP for 2021. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to stockholders for ratification. If the selection of the independent auditors is ratified, the Audit Committee in its discretion may select different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Audit Committee has implemented procedures under the Company’s Audit Committee pre-approval policy for audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of KPMG LLP for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by KPMG LLP. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. For additional information concerning the Audit Committee and its activities with KPMG LLP, see “Committees and Meetings of the Board of Directors” and “Audit Committee Report” above.

Representatives of KPMG LLP attended all thirteen meetings of the Audit Committee in-person in 2020. We expect that a representative of KPMG LLP will attend the Annual Meeting online, and the representative will have an opportunity to make a statement if he or she so desires. Due to the virtual meeting format, KPMG LLP will not have the opportunity to respond to questions from stockholders.

Vote Required for Approval

A quorum being present, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal is required for the ratification of KPMG LLP as the Company’s independent registered public accounting firm for 2021.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS PLUG POWER INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

RELATED PARTY TRANSACTIONS, POLICIES AND PROCEDURES AND TRANSACTIONS WITH RELATED PERSONS

Investor Agreement

Pursuant to the Investor Agreement, Grove Energy, a subsidiary of SK Holdings, is entitled to designate one SK Designee to be appointed to the Board. Grove Energy has the right to require the Board to nominate a SK Designee for election to the Board by the stockholders of the Company at annual stockholder meetings until the earliest of (i) the date on which Grove Energy and affiliates beneficially own less than 4.0% of our issued and outstanding common stock, (ii) February 24, 2023, in the event that the Company and SK E&S have not entered into the Asia JV Agreement, and (iii) any expiration or termination of the Asia JV Agreement.

Related Party Transaction Policy

The Board has adopted a written related party transaction policy that requires the Company’s General Counsel, together with outside counsel as necessary, to evaluate potential transactions to which the Company is a participant and in which a related party or an affiliate of a related party has an interest prior to the Company entering into any such transaction to determine whether such contemplated transaction requires the approval of the Board, the Audit Committee, both or neither. The policy defines a “related party” as: (i) the Company’s directors or executive officers, (ii) the Company’s director nominees, (iii) security holders known to the Company to beneficially own more than 5% of any class of the Company’s voting securities, or (iv) the immediate family members of any of the persons listed in items (i)—(iii).

Other than as otherwise disclosed herein, since January 1, 2020, there was no transaction or series of similar transactions to which the Company was or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related party had or will have a direct or indirect material interest.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of June 1, 2021:

•	all persons known by us to have beneficially owned 5% or more of our Common Stock;

•	each director of the Company;

•	the named executive officers; and

•	all directors and executive officers as a group.

The beneficial ownership of the stockholders listed below is based on publicly available information and from representations of such stockholders.

	Shares Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number	Percentage (%)
Grove Energy Capital LLC(3)	54,966,188	9.7%
BlackRock, Inc.(4)	47,161,335	8.3%
The Vanguard Group(5)	40,465,986	7.1%
Andrew J. Marsh	293,598	*
Paul B. Middleton	38,260	*
Sanjay K. Shrestha(6)	330,909	*
Keith C. Schmid(7)	383,776	*
Jose Luis Crespo(8)	101,721	*
Kimberly A. Harriman	—	*
Maureen O. Helmer(9)	153,501	*
Gregory L. Kenausis(10)	323,217	*
George C. McNamee(11)	978,723	*
Johannes M. Roth(12)	471,197	*
Lucas P. Schneider(13)	320,574	*
Jonathan Silver(14)	55,695	*
Kyungyeol Song(15)	—	*
Gary K. Willis(16)	582,018	*
All executive officers and directors as a group (16 persons)(17)	4,141,698	0.7%

*	Represents less than 1% of the outstanding shares of our Common Stock.
(1)

Unless otherwise indicated, we believe that each stockholder named in the table above has sole voting and investment power with respect to all shares beneficially owned by them. Unless otherwise indicated by footnote, the mailing address for each stockholder is c/o Plug Power Inc. 968 Albany Shaker Road, Latham, New York 12110.

(2)

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC and includes voting or investment power with respect to securities. Under Rule 13d-3 under the Exchange Act, beneficial ownership includes any shares to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of June 1, 2021, through the exercise of any warrant, stock option or other right. The inclusion in this table of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. The number of shares of our Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options, warrants or other rights held by such person that are exercisable within 60 days of June 1, 2021 but excludes shares of Common Stock underlying options, warrants or other rights held by any other person. Percentage of beneficial ownership is based on 568,317,504 shares of Common Stock outstanding as of June 1, 2021. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned by the stockholder.
(3)

Information is based on a Schedule 13D filed with the SEC on March 8, 2021. Grove Energy Capital LLC is owned by Plutus Capital NY, Inc., a Delaware corporation (“Plutus”), and PNES Investments, LLC, a Delaware limited liability company (“PNES”). Plutus is wholly-owned by SK Holdings, a company organized under the laws of the Republic of Korea, and PNES is wholly-owned by SK E&S Americas, Inc., a Delaware corporation (“SK E&S Americas”). SK E&S Americas is wholly-owned by SK E&S Co., Ltd., a company organized under the laws of the Republic of Korea. 90% of the issued and outstanding Common Stock of SK E&S Co., Ltd. is owned by SK Holdings. The address of the principal business office of Grove Energy Capital LLC is 55 East 59th Street, New York, NY 10022.
(4)

Information is based on a Schedule 13G/A filed with the SEC on January 27, 2021. BlackRock, Inc. reported sole voting power over 46,314,057 shares of Common Stock and sole dispositive power over 47,161,335 shares of Common Stock. The address of the principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)

Information is based on a Schedule 13G filed with the SEC on February 10, 2021. The Vanguard Group reported shared voting power over 905,146 shares of Common Stock, sole dispositive power over 39,203,572 shares of Common Stock and shared dispositive power over 1,262,414 shares of Common Stock. The address of the principal business office of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

(6)	Includes 100,000 shares of Common Stock issuable upon exercise of outstanding options.
(7)	Includes 183,335 shares of Common Stock issuable upon exercise of outstanding options.
(8)	Includes 1 share of Common Stock issuable upon exercise of outstanding options.
(9)	Includes 39,863 shares of Common Stock issuable upon exercise of outstanding options.
(10)	Includes 233,827 shares of Common Stock issuable upon exercise of outstanding options.
(11)	Includes 88,827 shares of Common Stock issuable upon exercise of outstanding options, and 300,000 shares of Common Stock held by a family trust.
(12)	Includes 243,827 shares of Common Stock issuable upon exercise of outstanding options.
(13)	Includes 200,179 shares of Common Stock issuable upon exercise of outstanding options.
(14)	Includes 12,807 shares of Common Stock issuable upon exercise of outstanding options.
(15)	Dr. Kyungyeol Song is an employee of SK E&S Co., Ltd. and will not receive any equity awards pursuant to the terms of the Investor Agreement.
(16)	Includes 170,827 shares of Common Stock issuable upon exercise of outstanding options.
(17)	Includes 1,273,493 shares of Common Stock issuable upon exercise of outstanding options.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s officers, as defined by Section 16, directors, and persons or entities who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons or entities are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To our knowledge, based on our review of the copies of such filings and based on written representations, we believe that all such persons and entities complied on a timely basis with all Section 16(a) filing requirements during the fiscal year ended December 31, 2020, except that the following persons or entities filed the following Form 4s late on the following dates:

•	Keith C. Schmid filed a Form 4 on February 24, 2020 disclosing the sale of shares pursuant to a pre- established 10b5-1 trading plan and the exercise of options on February 18, 2020;

•

Andrew J. Marsh, Gerard L. Conway, Jr. and Martin D. Hull each filed a Form 4 on February 24, 2020 disclosing the sale of shares pursuant to pre-established 10b5-1 trading plans and the exercise of options on February 18, 2020 and February 19, 2020;

•

Johannes M. Roth and FiveT Capital Holding AG filed Form 4s on April 28, 2020 disclosing the conversion of Series C Redeemable Convertible Preferred Stock into shares of Common Stock on April 16, 2020 and the sale of shares of Common Stock on April 22, 2020 and April 23, 2020 by Five More Special Situations Fund Ltd., which receives investment advisory services from a wholly-owned subsidiary of FiveT Capital Holding AG, in which entities Mr. Roth has equity interests and which shares of Common Stock Mr. Roth has expressly disclaimed beneficial ownership in, except to the extent of his pecuniary interest therein, if any;

•

Sanjay K. Shrestha filed a Form 4 on May 14, 2020 disclosing the vesting of restricted stock and tendering of shares to cover tax withholding obligations in connection with such vesting on May 9, 2020;

•

Andrew J. Marsh, Paul B. Middleton, Keith C. Schmid and Martin D. Hull each filed a Form 4 on September 1, 2020 disclosing the vesting of restricted stock and tendering of shares to cover tax withholding obligations in connection with such vesting on August 19, 2020;

•

Gerard L Conway, Jr. filed a Form 4 on September 1, 2020 disclosing the vesting of restricted stock and tendering of shares to cover tax withholding obligations in connection with such vesting on August 19, 2020 and the sale of shares pursuant to a pre-established 10b5-1 trading plan on August 27, 2020; and

•	Lucas P. Schneider filed a Form 4 on May 13, 2021 disclosing the sale of shares pursuant to a pre- established 10b5-1 trading plan on July 1, 2020 and October 1, 2020.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the 2022 Annual Meeting of Stockholders must be received by the Company on or before March 11, 2022 to be eligible for inclusion in the Company’s proxy statement and form of proxy to be distributed by the Board in connection with that meeting. Any such proposal should be mailed to: Corporate Secretary, Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110. Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy.

Any stockholder proposals (including recommendations of nominees for election to the Board) intended to be presented at the Company’s 2022 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Company no earlier than April 1, 2022 and no later than May 1, 2022. If the date of the 2022 Annual Meeting is scheduled for a date more than 30 days before or more than 60 days after July 30, 2022, then such proposals must be received not later than the close of business on the later of the 90th day prior to the scheduled date of the 2022 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2022 Annual Meeting is first made, as set forth in the Company’s By-laws. Stockholder proposals must include all supporting documentation required by the Company’s By-laws. Proxies solicited by the Board will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT

The Notice of Annual Meeting, this Proxy Statement, and the 2020 Annual Report on Form 10-K are available at www.proxyvote.com. Stockholders can elect to receive paper copies in the mail by visiting at www.plugpower.com, by writing to Investor Relations at Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110 or by contacting the Company at (518) 782-7700.

Many brokerage firms and banks are also offering electronic proxy materials to their clients. If you are a beneficial owner of Plug Power stock, you may contact that broker or bank to find out whether this service is available to you. If your broker or bank uses Broadridge Investor Communications, you can sign up to receive electronic proxy materials at www.proxyvote.com.

“Householding” is the term used to describe the practice of delivering one copy of a document to a household of shareholders instead of delivering one copy of a document to each shareholder in the household. Stockholders who share a common address and who have not opted out of the householding process should receive a single copy of the Notice of Internet Availability of Proxy Materials for each account. If you received more than one copy of the Notice of Internet Availability of Proxy Materials, you may elect to household in the future; if you received a single copy of the Notice of Internet Availability of Proxy Materials, you may opt out of householding in the future, in either case, by writing to the Company at the following address, Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110, or by calling the Company at (518) 782-7700.

In any event, you may obtain a copy of this Proxy Statement by writing to the Company at the following address: Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110.

APPENDIX A

FIFTH CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PLUG POWER INC.

Plug Power Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware this Fifth Certificate of Amendment of Amended and Restated Certificate of Incorporation (this “Fifth Amendment”) to increase the authorized capital stock of the Corporation from 755,000,000 shares to 1,505,000,000 shares; and (ii) declaring this Fifth Amendment to be advisable, submitted to and considered by the stockholders of the Corporation entitled to vote thereon for approval by the affirmative vote of such stockholders in accordance with the terms of the Corporation’s Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment of the Amended and Restated Certificate of Incorporation dated June 21, 2000, the Second Certificate of Amendment of the Amended and Restated Certificate of Incorporation dated May 19, 2011, the Third Certificate of Amendment of the Amended and Restated Certificate of Incorporation dated July 25, 2014, the Certificate of Correction to the Third Certificate of Amendment of the Amended and Restated Certificate of Incorporation dated December 21, 2016 and the Fourth Certificate of Amendment of the Amended and Restated Certificate of Incorporation dated June 30, 2017 (collectively, the “Certificate of Incorporation”) and Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) and recommended for approval by the stockholders of the Corporation.

SECOND: That this Fifth Amendment was duly adopted in accordance with the terms of the Certificate of Incorporation and the provisions of Section 242 of the DGCL by the Board of Directors and stockholders of the Corporation.

THIRD: That upon the effectiveness of this Fifth Amendment, the first paragraph of Article IV of the Certificate of Incorporation is hereby deleted and is replaced in its entirety with the following:

“The total number of shares of capital stock which the Corporation shall have the authority to issue is One Billion Five Hundred Five Million (1,505,000,000) shares, of which (i) One Billion Five Hundred Million (1,500,000,000) shares shall be Common Stock, par value $0.01 per share, and (ii) Five Million (5,000,000) shares shall be preferred stock, par value $0.01 per share (consisting of 170,000 shares of previously designated Series A Junior Participating Cumulative Preferred Stock and 4,830,000 shares of undesignated preferred stock).”

IN WITNESS WHEREOF, the Corporation has caused this Fifth Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed by Andrew Marsh, its President and Chief Executive Officer, this      day of July, 2021.

PLUG POWER INC.

By:
Name:	Andrew Marsh
Title:	President and Chief Executive Officer

APPENDIX B

PLUG POWER INC.

2021 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

(a) The name of the plan is the Plug Power Inc. 2021 Stock Option and Incentive Plan (as amended from time to time, the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Plug Power Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on ordinary cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Minimum Vesting Period” means the one-year period following the date of grant of an Award.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means an option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an officer, employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(c) or Section 6(d), as applicable, to extend at any time the period in which Stock Options and Stock Appreciation Rights may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company, including the Chief Executive Officer of the Company, all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange

Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Certificate. Other than with respect to Cash-Based Awards, Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

(g) Minimum Vesting Period. The vesting period for each Award granted under the Plan must be at least equal to the Minimum Vesting Period; provided, however, notwithstanding the foregoing, (i) up to five percent of the shares of Stock authorized for issuance under the Plan may be utilized for Unrestricted Stock Awards or other Awards with a vesting period that is less than the Minimum Vesting Period (each such Award, an “Excepted Award”) and (ii) annual Awards to Non-Employee Directors that occur in connection with the Company’s annual meeting of stockholders may vest on the earlier of the one-year anniversary of the date of grant or the date of the Company’s next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting. Notwithstanding the foregoing, (x) in addition to Excepted Awards, the Administrator may grant Awards that vest (or permit previously granted Awards to vest) within the Minimum Vesting Period (i) if such Awards are granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period or (ii) if such Awards are being granted in lieu of fully vested cash compensation and (y) nothing in this Section 2(g) shall limit the Administrator’s authority to provide for the accelerated vesting of Awards in the terms of an Award Certificate or as permitted in Section 2(b)(v) above.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of 22,500,000 shares plus any shares of Stock that are available for grant under the Plug Power Inc. Third Amended and Restated 2011 Stock Option and Incentive Plan (the “2011 Plan”) as of the Effective Date, subject to adjustment as provided in this Section 3. For purposes of this limitation, the shares of Stock underlying any awards under the Plan and the 2011 Plan that are forfeited, canceled, cash-settled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options; provided, however, any shares of Stock underlying awards under the 2011 Plan that again become available for grant pursuant to this Section 3(a) shall be added back as (i) one (1) share of Stock if such shares were subject to options or stock appreciation rights granted under the 2011 Plan, and (ii) as 1.5 shares of Stock if such shares were subject to awards other than options or stock appreciation rights granted under the 2011 Plan. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 22,500,000 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. Upon effectiveness of the Plan, no new awards shall be granted under the 2011 Plan.

(b) Effect of Awards. The grant of any full value Award (i.e., an Award other than an Option or a Stock Appreciation Right) shall be deemed, solely for purposes of determining the number of shares of Stock available for issuance under Section 3(a) and not for any purpose outside of the Plan, as an Award of 1.5 shares of Stock for each such share of Stock actually subject to the Award. The grant of an Option or a Stock Appreciation Right shall be deemed, for purposes of determining the number of shares of Stock available for issuance under Section 3(a), as an Award for one share of Stock for each such share actually subject to the Award. Any forfeitures, cancellations, cash-settlement or other terminations (other than by exercise) of such Awards and of awards under the 2011 Plan shall be returned to the reserved pool of shares of Stock under the Plan in the same manner.

(c) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d) Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

(e) Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year for service as a Non-Employee Director during such year shall not exceed $950,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such officers, employees, Non-Employee Directors or Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to officers, employees, Non-Employee Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.

SECTION 5.	STOCK OPTIONS

(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Stock Option is otherwise compliant with Section 409A.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. Notwithstanding the foregoing, to the extent permitted by Section 409A of the Code, in the event that on the last business day of the term of a Stock Option other than an Incentive Stock Option (x) the exercise of the Stock Option is prohibited by applicable law or (y) shares may not be purchased or sold by the holder of such Stock Option due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Stock Option shall be extended to the date that is 30 days following the end of the legal prohibition, black-out period or lock-up agreement and provided further that no extension will be made if the exercise price of such Option at the date the initial term would otherwise expire is equal to or in excess of the Fair Market Value of a share of Stock on such date. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Certificate:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.	STOCK APPRECIATION RIGHTS

(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value (if any) equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Stock Appreciation Right is otherwise compliant with Section 409A.

(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. Notwithstanding the foregoing, to the extent permitted by Section 409A of the Code, in the event that on the last business day of the term of a Stock Appreciation Right (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) shares may not be purchased or sold by the holder of such Stock Appreciation Right due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Stock Appreciation Right shall be extended to the date that is 30 days following the end of the legal prohibition, black-out period or lock-up agreement and provided further that no extension will be made if the exercise price of such Stock Appreciation Right at the date the initial term would otherwise expire is equal to or in excess of the Fair Market Value of a share of Stock on such date. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7.	RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that any dividends paid by the Company during the vesting period shall accrue and shall not be paid to the grantee until and only to the extent the Restricted Stock Award vests. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8.	RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate). Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his or her Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.	UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.	CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11.	DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award; for the avoidance of doubt, Stock Options and Stock Appreciation Rights are not eligible for Dividend Equivalent Rights. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.	TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13.	TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 14.	SECTION 409A AWARDS

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A. The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. The grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

SECTION 15.	TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a) Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

(b) For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

(i) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 17.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18.	GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(d) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(e) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(f) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(g) Clawback Policy. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or Committee and as in effect from time to time; and (ii) applicable law. Further, to the extent that the grantee receives any amount in excess of the amount that the grantee should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the grantee shall be required to repay any such excess amount to the Company.

SECTION 19.	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 20.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: June 29, 2021

DATE APPROVED BY STOCKHOLDERS:

C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on July 29, 2021. Have your proxy card in hand when you access the website, which will contain your voter control number, and follow the instructions to obtain your records. VOTE BY INTERNET AT THE MEETING - www.virtualshareholdermeeting.com/PLUG2021 Attend the meeting via the Internet and vote during the meeting by following the instructions on your proxy card. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on July 29, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark For All Except and write the number(s) of the nominee(s) on the line below. 1. Election of Class I Directors Nominees 01) Andrew J. Marsh 02) Gary K. Willis 03) Maureen O. Helmer The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For Against Abstain 2. The approval of the Fifth Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock from 750,000,000 shares to 1,500,000,000 shares as described in the proxy statement. 3. The approval of the Plug Power Inc. 2021 Stock Option and Incentive Plan as described in the proxy statement. 4. The approval of the non-binding advisory resolution regarding the compensation of the Company's named executive officers as described in the proxy statement. 5. The ratification of KPMG LLP as the Company's independent registered public accounting firm for 2021. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. You may attend and vote via the Internet during the Annual Meeting. See proxy statement for detailed instructions on how to register and attend. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000518099_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com Annual Meeting of the Stockholders of PLUG POWER INC. July 30, 2021 at 10:00 AM Eastern Time SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 9,2021, and hereby appoint(s) each of Andrew J. Marsh and Gerard L. Conway, Jr. as proxy, with the power to appoint his substitute, to represent and to vote all of the shares of common stock of PLUG POWER INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Time on July 30, 2021, over the Internet at www.virtualshareholdermeeting.com/ PLUG2021 and at any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated July 9, 2021. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF PROPERLY EXECUTED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES NAMED IN ITEM 1, FOR THE APPROVAL OF THE FIFTH CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 750,000,000 SHARES TO 1,500,000,000 SHARES IN ITEM 2, FOR THE APPROVAL OF THE PLUG POWER INC. 2021 STOCK OPTION AND INCENTIVE PLAN IN ITEM 3, FOR THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANYS NAMED EXECUTIVE OFFICERS IN ITEM 4, AND FOR THE RATIFICATION OF KPMG LLP AS THE COMPANYS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021 IN ITEM 5. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. Continued and to be signed on reverse side 0000518099_2 R1.0.0.177